                                                                    EXHIBIT 10.4

                                                    *** OMITTED INFORMATION
                                                    DENOTED BY ASTERISKS (***)
                                                    HAS BEEN SEPARATELY FILED
                                                    WITH THE COMMISSION AND
                                                    IS SUBJECT TO A CONFIDENTIAL
                                                    TREATMENT REQUEST***
================================================================================

RGR                                                        EXECUTION COPY
3/16/98


                            JOINT VENTURE AGREEMENT

                                    BETWEEN

                            STERLING CHEMICALS, INC.

                                      AND

                               BP CHEMICALS INC.


         THIS JOINT VENTURE AGREEMENT executed this 31st day of March, 1998, and effective as of the Effective Date, is made by and between STERLING CHEMICALS, INC., a corporation headquartered in Houston, Texas and duly organized and existing under the laws of the state of Delaware, United States of America (hereinafter referred to as "Sterling"), and BP CHEMICALS INC., a corporation headquartered in Cleveland, Ohio and duly organized and existing under the laws of the state of Ohio, United States of America (hereinafter referred to as "BP"). RECITALS:

                                                                    EXHIBIT 10.4

                                                    *** OMITTED INFORMATION
                                                    DENOTED BY ASTERISKS (***)
                                                    HAS BEEN SEPARATELY FILED
                                                    WITH THE COMMISSION AND
                                                    IS SUBJECT TO A CONFIDENTIAL
                                                    TREATMENT REQUEST***
================================================================================

RGR                                                       EXECUTION COPY
3/16/98


         WHEREAS, Sterling and BP desire to enter into a marketing joint venture as hereinafter described for the sale and distribution of acrylonitrile in and to the Joint Venture Territory (as hereinafter defined); and

         WHEREAS, Sterling and BP desire to enter into this Agreement to establish their respective interests, rights and obligations in connection with such joint venture;

         NOW, THEREFORE, Sterling and BP, intending to be legally bound hereby, do mutually covenant and agree as follows:

                            Article 1.  Definitions

         1.      Definitions.     For purposes of this Agreement, the following
terms shall have the meanings set forth below:

         1.1 "Acrylonitrile" shall mean acrylonitrile meeting the Specifications.





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

         1.2 "Agreement" shall mean this Joint Venture Agreement, including all Exhibits attached hereto which are incorporated herein, as the same may be modified or amended by the Parties in accordance with the provisions hereof.

         1.3     "BP Floor" as defined in Section 5.1 hereof.

         1.4     "BRV" as defined in Section 5.1 hereof.

         1.5     "BRV Ratio" as defined in Article 4 hereof.

         1.6     "Certificate of Formation" as defined in Section 2.2 hereof.

         1.7 "Company" shall mean the Delaware limited liability company established by the Parties pursuant to the provisions of Section 2.2 hereof for the purpose of carrying out the Joint Venture.

         1.8     "Confidential Information" as defined in Section 12.1 hereof.

         1.9     "Default" as defined in Section 10.1 hereof;

         1.10    "Delivery Differences" as defined in Section 3.5 hereof.

         1.11    "Effective Date" shall mean March 31,1998.

         1.12    "Excess Volume" as defined in Section 5.3 hereof.

         1.13    "Existing Contracts" as defined in Section 3.4 hereof.

         1.14    "Final Price" as defined in Section 3.6 hereof.

         1.15    "Fixed Costs" as defined in Section 3.6 hereof.

         1.16    "Force Majeure" as defined in Section 11.2 hereof.

         1.17 "Joint Venture" shall mean the Acrylonitrile joint venture arrangement between the Parties established pursuant to the provisions of this Agreement.

         1.18    "Joint Venture Territory" shall mean ***.





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
         1.19    "LLC Agreement" as defined in Section 2.2.1 hereof.

         1.20    "Marketing Plan" as defined in Section 3.1 hereof.

         1.21    "Operating Costs" as defined in Section 3.6 hereof.

         1.22 "Parties" or "Party" shall mean, respectively, Sterling and BP, or either of them, and shall include their respective successors in interest.

         1.23    "Production Agreement" as defined in Section 5.1 hereof.

         1.24    "Provisional Price" as defined in Section 3.6 hereof.

         1.25    "Purchase Contracts" as defined in Section 3.4 hereof.

         1.26    "Revenue-Streamed Volume" as defined in Section 3.4.3 hereof.

         1.27    "Sales Contracts" as defined in Section 3.4 hereof.

         1.28 "Specifications" shall mean the acrylonitrile specifications set forth in attached Exhibit B.

         1.29    "Sterling Floor" as defined in Section 5.1 hereof.

         1.30    "Support Services" as defined in Article 4 hereof.

         1.31    "Support Services Agreement" as defined in Article 4 hereof.

         1.32    "Terminal Contracts" as defined in Section 3.4 hereof.

         1.33    "Texas City Plant" as defined in Section 5.4 hereof.

                       Article 2.  Purpose and Structure

         2.1 Joint Venture Purpose. Subject to and under the terms and conditions set forth in this Agreement, the Parties hereby establish the Joint Venture, with effect as of the Effective Date, to sell and distribute Acrylonitrile in and to the Joint Venture Territory pursuant to the provisions of this Agreement.





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
         2.2 Joint Venture Structure. Promptly after the Effective Date, and subject to the Parties obtaining any necessary government approvals, the Parties shall establish, pursuant to the provisions of the Certificate of Formation set forth in attached Exhibit C-1 ("Certificate of Formation"), a limited liability company under the laws of the State of Delaware to carry out the Joint Venture ("Company").

                 2.2.1 Sterling and BP shall become the sole members of the Company, *** pursuant to the provisions of the limited liability company agreement set forth in attached Exhibit C-2 ("LLC Agreement"). Voting rights, capital contributions, earnings distribution and allocation of Company costs shall be as set forth in the LLC Agreement.

                 2.2.2 The business purposes of the Company shall be as set forth in the Certificate of Formation and the LLC Agreement and shall not be changed nor shall the business of the Company be extended, unless the members of the Company agree to do so pursuant to duly approved amendments to the Certificate of Formation and the LLC Agreement.

                 2.2.3 Although the structure of the Company shall initially be a limited liability company, the Parties recognize that in time there may be advantages in adopting additional or alternative company structures under the laws of the State of Delaware or such other jurisdiction as the Parties mutually agree to in writing. Accordingly, the Parties shall undertake a review of the Company structure from time to time for





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
                 the purpose of considering the desirability and advantages of any alternative structures as may be then available and determining whether, and if so what, changes in the Company structure may be appropriate.

         2.3 Company Name. The name of the Company shall be "ANEXCO, LLC" or such other name as the members of the Company and the appropriate governmental authorities may approve.

         2.4 Transfer of Company Interests. Neither Party at any time during the term of this Agreement shall sell or otherwise transfer its limited liability company interests in the Company except in accordance with the provisions of the LLC Agreement.

                     Article 3 - Marketing Responsibilities

         3.1 Marketing Plan. The Company shall develop and define for review and approval at least annually by the Board and, as so approved, shall implement a comprehensive business plan and strategy for the sale and distribution of Acrylonitrile in the Joint Venture Territory, consistent with the provisions of the Certificate of Formation, the LLC Agreement and this Agreement ("Marketing Plan"). The Board shall revise the Marketing Plan as needed to achieve the overall business results desired by the Company. The Marketing Plan shall allow the Company to enter into advantageous exchange agreements within the Joint Venture Territory.

         3.2     ***

         3.3 Purchase and Resale. The Company, as a separate and independent contracting Party, shall purchase Acrylonitrile from the Parties (or their foreign sales companies or other corporate affiliates), take title thereto and resell the Acrylonitrile to the Company's customers in the Joint





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
Venture Territory on its own behalf and for its own account, all subject to the provisions of the Marketing Plan.

         3.4 Existing Contracts. The Parties shall, as of the Effective Date, assign to the Company all acrylonitrile sales and sales agency contracts ("Sales Contracts") and all storage and terminal contracts with third parties ("Terminal Contracts" and together with the Sales Contracts, collectively referred to as the "Existing Contracts") that they have as of the Effective Date to the extent that they relate to the sale of Acrylonitrile to or the handling and storage of Acrylonitrile in the Joint Venture Territory ***. No existing third-party contract under which either Party is obligated to purchase acrylonitrile ("Purchase Contracts") shall be assigned to the Company, but the volume of Acrylonitrile which each of the Parties is required to purchase under such Purchase Contracts shall be used in determining each Party's BRV as provided in Article 5 hereof.

                 3.4.1    ***.

                 3.4.2    ***.

                 3.4.3    The Parties shall ***.

         3.5 Deliveries. All shipments of Acrylonitrile to the Company shall be made FOB the U.S. Gulf Coast deep water port for Acrylonitrile produced, purchased or otherwise obtained in the U.S., and as the Company and the shipping Party shall agree for foreign-sourced Acrylonitrile. Unless the Company and the Parties otherwise agree, title to and risk of loss of Acrylonitrile sold by each Party hereunder shall pass at the point and time set forth in the relevant contract between the Company and its customer for the transfer of title and risk of loss. In the event that the Company ships any Acrylonitrile to an offshore storage facility prior to having a customer for such Acrylonitrile, title to and risk of loss of such Acrylonitrile shall pass from the Party shipping such Acrylonitrile to the Company at such point and at such time as the Company and the Parties shall agree. In the event a Party delivers Acrylonitrile to the Company at a location outside of the U.S. resulting in a higher or lower freight cost to the Company (when compared with deliveries from the U.S. Gulf Coast), such difference ("Delivery Differences") shall be debited or credited, as the case may be, to such delivering Party as set forth in Section 3.4.3 hereof.

         3.6     Price and Terms.  The Company shall ***

                          Article 4 - Support Services

         Support services for the Company, including, but not limited to, marketing and sales function and associated support, customer service, marine, distribution, health, safety, environmental and other technical services, credit billing and other related services ("Support Services"), shall be provided directly to the Company by BP or passed through to the Company by BP from service providers under contract to BP and the costs of the Support Services shall be shared by BP and Sterling as set forth in attached Exhibit E ("Support Services Agreement"). The Support Services Agreement shall cover the payment of all out of pocket third party service provider costs and BP's fully allocated costs, including salaries and benefits, incurred in providing the Support Services. Offshore terminalling costs (e.g., JTT terminal) will be included in the Support Services. Each calendar month each Party shall pay one-twelfth of its share of the Company's budgeted costs for





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
such Support Services based on ***. At end of each calendar year, each Party shall pay its share of the Company's actual Support Service costs ***.

                 Article 5 - Volumes and Base Reference Volumes

         5.1     Base Reference Volumes. ***    Force Majeure shall not apply
to the extent a Party is able to provide substitute Acrylonitrile for the lost Acrylonitrile in the market at a price no greater than the price at which the Company is then selling in the Joint Venture Territory. In the event of Force Majeure, the BRV for the Party declaring Force Majeure for that year for the purposes of adjustment for the subsequent year shall be the actual sales which would have been made to the Company by such Party if the Force Majeure had not occurred. For the initial year of the Company (prorated for less than a full calendar year): ***.

         5.2 Reduced Volume. If for any reason other than an event of Force Majeure declared by either of the Parties or by the Company as addressed herein, ***. If for reason of Force Majeure the Company is unable in any fiscal quarter to ***.

         5.3 Excess Volume. During the course of any calendar year, either Party may offer volumes of Acrylonitrile in excess of its BRV for that year ("Excess Volume"), and the Company will purchase such volume (if both Parties offer Excess Volume, ratably in proportion to the Parties' respective BRVs) if and to the extent it is able to market such Excess Volume during such year at prices acceptable to the Board. If there remains any additional Excess Volume after the ratable purchases from both Parties hereunder, either Party shall be free to supply up to 100% of such additional Excess Volume that the Company is able to market during such year at prices acceptable to the Board.





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
         5.4     BRV Adjustment. ***.

         5.5 Toll Conversions. Neither Party shall enter into any new or extend or increase the volume under any existing agreements with any third party for the raw material toll conversion of acrylonitrile for export to the Joint Venture Territory.

         5.6 Volume Imbalances. Company purchases of Acrylonitrile loaded for shipment during each calendar quarter shall be provisionally allocated between the Parties based, as nearly as possible, on each Party's then applicable BRV Ratio. At the end of each calendar quarter, each Party's actual BRV for that quarter shall be reconciled with its provisionally allocated volume and any difference or imbalance shall be added to the underallocated Party's BRV and subtracted from the overallocated Party's BRV for the next calendar quarter, as described in attached Exhibit D, to determine purchases by the Company from the Parties in such calendar quarter; provided, however, that such reconciliation of any volume imbalances shall not affect the Parties' respective BRVs or BRV Ratios for any other purpose under this Agreement.

         5.7 New Purchase Contracts. After the Effective Date, except as provided in Section 5.1 hereof, neither Party shall enter into any new Purchase Contracts relating to the purchase of Acrylonitrile for resale within the Joint Venture Territory without the consent of the other Party, it being the intent of the Parties hereto that the Company will execute any such new Purchase Contracts.





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
                        Article 6 - Term and Termination

         6.1 Term. The initial term of this Agreement shall be from the Effective Date through December 31, 2009. Thereafter, this Agreement shall continue from year to year unless and until terminated as provided herein.

         6.2 Termination. Sterling may terminate this Agreement effective not earlier than December 31, 2009 by giving BP at least one (1) year's prior written notice of termination. BP may terminate this Agreement effective not earlier than December 31, 2009 by giving Sterling at least three (3) years' prior written notice of termination. In addition, either Party may terminate this Agreement on one year's prior written notice at any time in the event of a Default. This Agreement may also be terminated by either Party pursuant to
Section 5.4 hereof.

         6.3     Involuntary Termination.   If this Agreement is terminated due
to a final, non-appealable order of a court or governmental agency or authority having jurisdiction or with the consent of both Parties in connection with a court or governmental agency order or directive, BP shall act as Sterling's exclusive agent for the sale of acrylonitrile in the Joint Venture Territory at volumes no less than the volumes then in effect under this Agreement for a mutually agreed period, or in the absence of any agreement, for twelve (12) months from the effective date of such termination unless and except to the extent that such arrangement is barred by such order or directive. For such acrylonitrile sales during such period, ***.

         6.4     ***  If this Agreement is terminated pursuant to this Section
6.4 or Section 5.4 hereof, BP shall act as Sterling's exclusive agent for the sale of acrylonitrile in the Joint Venture Territory at volumes no less than the volumes then in effect under this Agreement for a mutually agreed period, or in the absence of any agreement, twelve (12) months from the effective date of such termination. For such acrylonitrile sales during such period, ***.





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
         6.5 *** be cleared by the Parties within one year of termination pursuant to a mutually acceptable arrangement or, in the absence of such an arrangement, by the sale of acrylonitrile by the oversupplied Party to the
undersupplied Party at the times provided in such assigned contracts ***.   BP
shall continue to make available to Sterling any Support Services being provided by BP or any third party provider to the Company for a period of one
(1) year after termination of this Agreement pursuant to terms identical to those contained in the Support Services Agreement. In addition, the Parties will provide for a transition continuation of third party services, such as joint terminalling, for up to one (1) year after termination of this Agreement, to the extent such services are transferable to the Parties.

                         Article 7 - Transition Matters

         7.1 Exchange Agreements. Exchange agreements whereby Acrylonitrile is received anywhere in the Joint Venture Territory shall be entered into solely and exclusively by the Company.

         7.2 Third Party Beneficiary. Because not all Existing Contracts may be unilaterally assignable to the Company by the Parties, each Party agrees that, until such Existing Contracts expire or terminate or the consent to such assignment has been obtained, such Party shall perform such Existing Contract for the exclusive benefit of the Company, with the "benefit" of the contract being credited to the Company, subject to the revenue streaming provisions of
Section 3.4.3 hereof. The volume of any Acrylonitrile sold in connection with such Sales Contracts shall be included, for all purposes of Article 5 hereof, in that Party's BRV for the calendar year in which such sales are made and shall be considered as sales by the Company on behalf of such party for purposes of the Sterling Floor and the BP Floor. Any sales commitments (other than those contained in the Sales

Contracts) entered into by either Party prior to the Effective Date but loading after the Effective Date will be included in that Party's BRV for the calendar year in which loaded, will be deemed sales for the benefit of the Company, subject to the revenue streaming provisions of Section 3.4.3 hereof and shall be considered as sales by the Company on behalf of such Party for purposes of the Sterling Floor and the BP Floor. Any inventory in the Parties' offshore terminals or in transit to the Parties' offshore terminals after the Effective Date will be sold to the Company and applied to the individual Parties' BRVs and the Sterling Floor and the BP Floor as appropriate.

                     Article 8 - Bookkeeping and Accounting

         8.1 Books and Records. The Company shall keep true and accurate books of account and records and shall make all reports in accordance with sound accounting practices and principles employing standards and procedures, and in a form, in conformity with U.S. generally accepted accounting principles as historically practiced by BP. If, in the reasonable opinion of either BP or Sterling, such practices do not readily provide for the preparation of quarterly financial reports in a form that it is accustomed to using in their own operations, then the detailed substance for the preparation of all necessary financial reports and all relevant cost reports shall be supplied to BP and Sterling by the Company at the Company's expense.

         8.2 Financial Reports; Audit. At the end of each fiscal year, the financial records of the Company shall be audited at the Company's expense by a firm of independent certified public accountants of international reputation to be selected by BP and Sterling, as auditor of the Company. The financial reports prepared by the Company and the audit report prepared by these accountants shall be in English. BP and Sterling, each at its own expense, reserves the right to have an annual review and audit made by an outside accounting firm of its own choice of: (i) the audit prepared by the auditor of the Company; and (ii) the underlying records of the Company.

         8.3 Access to Books and Records. In addition to any other rights they may have under the laws of the State of Delaware as members of the Company, BP and Sterling each shall have the right to verify any information pertinent to this Agreement. Upon written request by either Party from time to time, the Company shall provide to an independent third party accountant selected by the Party making the request, at reasonable times during normal business hours, subject to the receipt by the Company of an appropriate confidentiality agreement signed by such accountant, access to the Company's books, records and accounts relating to this Agreement, except as such access may be prohibited by law or presently existing third party confidentiality agreements. Such independent third party accountant shall thereupon have the right to make copies of and abstracts from such books, records and accounts, at the requesting Party's expense, which copies may be removed from the premises of the Company and retained by such accountant, subject to the terms of the confidentiality agreement signed by such accountant. It is agreed that such accountant may report to the requesting Party only its conclusions resulting from such accountant's review of the Company's data, and nothing else.

                   Article 9 - Representations and Warranties

         9.1 Each of the Parties represents and warrants to the other Party that:

                 (i) it is a corporation, duly organized, validly existing and in good standing in the jurisdiction of its incorporation;

                 (ii) it has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and the LLC Agreement;

                 (iii) the execution and delivery of this Agreement and the LLC Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by its Board of Directors and no other corporate proceeding or approvals on its part are necessary to authorize this Agreement or the LLC Agreement or to consummate the transactions contemplated hereby or thereby;

                 (iv) this Agreement and the LLC Agreement have been duly executed and delivered by it and, assuming the due authorization, execution and delivery hereof and thereof by the other Party, constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable law and general equitable principles;

                 (v) the execution and delivery of this Agreement and the LLC Agreement and the consummation of the transactions contemplated hereby and thereby by it do not and will not (a) constitute a violation of any law, statute, rule or regulation, (b) constitute a breach or violation of any provision contained in its articles or certificate of incorporation or bylaws,
(c) constitute a breach of any provision contained in, or a default under, (1) any authorization, consent, approval, license, permit, certificate or exemption of any governmental authority, (2) any order, writ, injunction, judgment or award of any governmental authority or (3) any contract or other agreement to which it is a party, or (d) result in or require the creation of any lien, claim or encumbrance upon any of its assets (other than such violations, conflicts, breaches, defaults or creations of liens, claims or encumbrances that, individually or in the aggregate, could not reasonably be expected to have a material adverse affect on its or the Company's business, operations, assets, conditions (financial or otherwise), results of operations or prospects);

                 (vi) no authorizations, consents, approvals, licenses, permits, certificates of any governmental authority, and no notifications, filings or registrations to or with any governmental authority or any other person or entity is or will be necessary for the valid execution and delivery by it of this Agreement or the LLC Agreement or the consummation by it of the transactions contemplated hereby or thereby other than (1) those that have been obtained or made and are in full force and effect, and (2) those that the failure to obtain or make, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on its or the Company's business, operations, assets, condition (financial or otherwise), results of operations or prospects.

         9.2     Health, Safety and Environmental Compliance.   In the
performance of this Agreement, the Parties shall comply in all material respects with any and all applicable laws, regulations, permits and orders of governmental authorities pertaining to health, safety and the environment.

                       Article 10 - Default and Remedies

         10.1 Definition. For purposes of this Agreement, a "Default" shall mean, with respect to a Party, the failure by such Party to make any payment or to perform any other material obligation under or pursuant to this Agreement (for any reason other than an event of Force Majeure), which failure remains uncured for thirty (30) days after receipt of notice of such failure from the other Party.

         10.2 Rights and Obligations upon Default. Upon the occurrence of any Default, the non-defaulting Party may, at its option, terminate this Agreement in accordance with the provisions of Section 6.2 hereof and/or may make a claim for damages pursuant to Section 11.3 hereof.

         10.3 Damages. In the event of any Default, the defaulting Party shall compensate the non-defaulting Party for all loss or damage sustained as a direct result of the Default, excluding punitive, exemplary, consequential or contingent damages (e.g., loss of profits, loss of goodwill and investment opportunity loss). No claim for damages hereunder shall be made later than six
(6) months after a Default shall have occurred.

                           Article 11 - Force Majeure

         11.1 The inability of either Party to make or take delivery hereunder (or any material portion thereof) when due, if occasioned by an event or condition of Force Majeure, shall not subject such Party to any liability hereunder to the extent that such event or condition prevents or delays in whole or in material part the manufacture, sale, supply, shipment, acceptance, conversion, use, consumption or resale by such Party of the Acrylonitrile to be delivered by such Party hereunder. The total quantity hereunder so omitted shall be deducted from such Party's BRV and the Sterling Floor or the BP Floor, whichever is appropriate, without liability, but the Agreement shall otherwise remain unaffected.

         11.2 For purposes of this Agreement, "Force Majeure" shall mean, without limitation, conditions arising out of war, fire, flood, strike, breakage of equipment, accident, riot, action of governmental authority and laws, rules, ordinances and regulations (including, but not limited to, those dealing with pollution, health, ecology, tariffs, duties and other governmental assessments or restrictions, environmental matters), act of God, the inability to obtain any raw material (including energy source or power) used in connection with the production of Acrylonitrile, or any other event, contingency or circumstances of like or different character beyond the reasonable control of the Party so affected which prevents or delays the material performance by such Party of its obligations hereunder.

         11.3 If a Party is prevented or delayed by Force Majeure from performing hereunder, it shall give prompt notice to the other Party and the Company and take all actions within its power (excluding the settlement of labor disputes or strikes) to remove the basis for non-performance and after doing so shall resume performance as soon as possible.

         11.4 Notwithstanding the above definition of Force Majeure and the provisions of Section 11.1 hereof to the contrary, the failure by either Party to perform any of its obligations under this Agreement shall be deemed not to have been caused by Force Majeure or circumstances reasonably outside its control if such failure results from breakage or accident to machinery, equipment, lines of pipe or other property or the partial or entire failure thereof or the necessity to make repairs or alterations thereto which result from normal wear and tear or which could be reasonably anticipated by a reasonably prudent operator or in circumstances where a reasonably prudent operator would have standby equipment or spare parts.

               Article 12 - Confidentiality and Public Statements

         12.1 Except as otherwise provided in this Article 12, the terms and conditions of this Agreement, and all data, reports, records, and other information of any kind whatsoever developed or acquired by either Party in connection with the Joint Venture shall be used solely for purposes of this Agreement and the LLC Agreement and shall be treated by the Parties as confidential (hereinafter referred to as "Confidential Information") and neither Party shall reveal or otherwise disclose such Confidential Information to third parties, other than the Company, without prior written consent of the other Party. The foregoing restrictions shall not apply to the disclosure of Confidential Information by a Party to any of its affiliates, and to employees and consultants of the Parties; provided, however, that in any such case only such Confidential Information as such third party shall have a legitimate business need to know shall be disclosed and the person or company to whom disclosure is made shall first undertake in writing to protect the confidential nature of such Confidential Information at least to the same extent as the Parties are obligated under this Article 12. In addition, the foregoing restrictions shall not apply to information that (i) at the time of its disclosure is, or thereafter becomes, generally available to the public other than as a result of a disclosure by a Party or any of its affiliates in violation of this Agreement, (ii) was known by or available to the Party receiving such information or its affiliates on a non-confidential basis prior to its disclosure to such Party pursuant to this Agreement (provided that the source of such information was not known by such Party or its affiliates to be then bound by a confidentiality agreement or other obligation of confidentiality to the other Party or any of its affiliates with respect to such information), or (iii) becomes available to such Party or its affiliates on a non-confidential basis (provided that the source of such information was not known by such Party or its affiliates to be then bound by a confidentiality agreement or other obligation of confidentiality with respect to such information). Notwithstanding anything contained herein to the contrary, in the event that (1) any information or materials is excluded from the term Confidential Information hereunder because such information or materials was known by or available to a Party or any of its affiliates on a non-confidential basis through a source which was not known by a Party or any of its affiliates to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party or any of its affiliates with respect to such information or materials, and (2) a Party or any of its affiliates thereafter becomes aware that such source was, in fact, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party or any of its affiliates with respect to such information or materials, then, upon such awareness, such information or materials shall thereafter be deemed to be Confidential Information hereunder; provided, however, that a Party or any of its affiliates shall not have any liability hereunder for any disclosure of such Confidential Information which it may have made prior to such awareness.

         12.2 Nothing contained in this Agreement shall be deemed to prohibit a Party from disclosing any of the Confidential Information to the extent required by law, regulation, legal process or other legal compulsion.
In the event that a Party or anyone to whom it transmits any Confidential Information in accordance with this Agreement are requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process), in connection with any proceeding or investigation to disclose any Confidential Information, that Party will use commercially reasonable efforts to give the other Party prompt written notice of such request or requirement so that the other Party may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and that Party will cooperate (reasonably) with the other Party (at the latter's expense) to obtain such protective order. In the event that such protective order or other remedy is not obtained and the other Party does not waive compliance with the relevant provisions of this

Agreement, the Party so requested or required to disclose Confidential Information (or such other persons to whom such request is directed) will furnish only that portion of the Confidential Information which, in the opinion of its counsel, is legally required to be disclosed and, upon the other Party's request, and at its expense, use commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

         12.3 Neither Party shall make any public announcement or public disclosure with regard to the Joint Venture, including confidential and non-confidential information, without the prior written consent of the other Party as to the content and timing of such announcement or disclosure unless such Party is required by law to make such public announcement or disclosure, in which case the provisions of Section 12.2 hereof shall apply with respect to any Confidential Information disclosed.

         12.4 Prior to the disclosure of any technical Confidential Information by one Party to the other, or by a Party to the Company, the Parties, or Party and the Company, as the case may be, will enter into a separate Confidentiality Agreement covering such disclosures in the event such disclosures are not protected by any pre-existing agreement by the Parties or by the Party and Company, as the case may be.

         12.5 Nothing in this Agreement shall require the Parties to disclose to the Company or to each other confidential information received from third parties which is precluded by written agreement from further disclosure by the Parties.

                           Article 13 - Miscellaneous

         13.1 Assignment. Neither Party hereto may assign or otherwise transfer, in whole or part, to any third party any of its rights or obligations under this Agreement without the prior written consent of the other Party provided, however, that no such consent shall be required for assignment to a successor in interest of all or substantially all of the assets or business of any Party to which this Agreement relates (unless such successor in interest is, at the time of proposed assignment, a competitor of the other Party or is otherwise objectionable to the other Party for legitimate business reasons, and such objection is asserted in good faith and not waived by the Party asserting
it). As part of any permitted assignment, the assigning Party shall require its assignee to accept and be bound by the terms of this Agreement. In the case of an assignment to a successor in interest of a Party, the assigning Party shall remain liable for the performance by the assignee of the obligations of the assigning Party under this Agreement unless the other Party agrees otherwise in writing. This Agreement shall be binding upon and inure to the benefit of the successors in interest and permitted assigns of the Parties hereto.

         13.2 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.

         13.3 Relationship of Parties. Each Party hereto shall be responsible only for the obligations and liabilities as expressly set forth in this Agreement. Nothing contained in this Agreement shall be deemed to constitute either Party the agent or legal representative of the other. Neither Party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Party, except as otherwise provided herein.

         13.4 Entire Agreement. This Agreement, including the Exhibits attached hereto and the LLC Agreement, constitute the entire agreement of the Parties in respect to the subject matter hereof and thereof. Any and all previous discussions, representations, negotiations, proposals and understandings relative thereto, oral or written, are superseded by this Agreement and the LLC Agreement, and any and all other documents exchanged by the Parties prior to the signature of this Agreement and the LLC Agreement and relating to the subject matter hereof and thereof, whether or not signed by either or both of the Parties, are null and void.

         13.5 Amendments. No waiver, modification or amendment of this Agreement shall be valid for any purpose whatsoever unless made in writing and signed by both Parties.

         13.6 Severability. The Parties agree that if any part, term or provision of this Agreement shall be found illegal or unenforceable by a court of competent jurisdiction or by binding arbitration, the validity and effect of the remaining parts, terms and provisions shall not be affected thereby.

         13.7 Headings and Titles. The various headings and titles in this Agreement are inserted solely for convenience and shall not affect the meaning or interpretation of this Agreement.

         13.8 Waiver. The failure of either Party to insist on a strict performance of any of the terms or provisions of this Agreement shall not be deemed a waiver of any subsequent breach of or default in the performance of such terms or provisions.

         13.9 Notices. All notices made or required hereunder shall be deemed sufficiently given if made by first class mail or by personal delivery, air express courier or by facsimile or electronic transmission and confirmed by first class mail, properly addressed and sent to the recipient at its designated address. All notices shall be deemed to have been sent on the date mailed or, if by fax or electronic mail on the date faxed or sent, and to have been received on the third business day thereafter in the case of mail or when actually received in the case of fax or electronic mail (subject to telephonic confirmation of receipt). For purposes hereof, the designated addresses and numbers of the Parties shall be the following addresses and numbers or, with respect to either Party, such other address as such Party may at any time designate in a notice given in accordance with this section for these purposes:

TO BP:           BP Chemicals Inc.
                 4440 Warrensville Road
                 Cleveland, Ohio 44128-2837
                 Attention:  Vice President Nitriles Marketing
                 Fax #: (216) 586-3838
                 E-mail: smithdb@bp.com

TO STERLING:     Sterling Chemicals Inc.
                 1200 Smith Street, Suite 1900
                 Houston, Texas 77002-4312
                 Attention:       General Manager, Acrylonitrile
                                  and General Counsel
                 Fax #: (713) 654-9551
                 E-mail: PRostek@Sterlingchemicals.com

         13.10 Disputes. In the event the Parties, using commercially reasonable efforts, fail to amicably resolve within thirty (30) days any dispute arising out of: (i) the interpretation of this Agreement, (ii) the execution, amendment or termination of any Company contract with any person or entity (not part of the Company's approved Marketing Plan), including any sales Contract or Purchase Contract, involving a Company commitment reasonably expected in the aggregate to exceed one million dollars ($1,000,000), or (iii) any Acrylonitrile price changes (not part of the Company's approved Marketing
Plan), unless both Parties otherwise agree such matter shall be resolved in accordance with the following:

                 13.10.1 They shall promptly advise their respective chief executive officers ("CEOs") of their inability to reach agreement through informal discussion within the required time limits, and shall within ten (10) days of the passing of such time limits, submit the dispute to their respective CEOs for resolution. In the event the CEOs fail to amicably resolve the dispute within thirty (30) days of such referral, the dispute shall be settled by binding arbitration pursuant to Section 13.10.2 below.

                 13.10.2 Both Parties shall set forth their respective positions with regard to the issue in dispute in writing and resolution of the issue shall be determined by arbitration by three
         (3) arbitrators, one (1) of whom shall be appointed by BP, one (1) by Sterling and one (1) by the other two (2) arbitrators. If the first two (2) arbitrators cannot agree on the appointment of a third arbitrator, then such third arbitrator shall be a partner in one of the "Big Six" accounting firms not employed by BP or Sterling or any of their affiliate companies appointed by the Midwest Regional Director of the American Arbitration Association. The arbitration shall be conducted in Chicago pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Parties hereto agree that the determination of the arbitrators will be final and binding. Judgment upon the arbitrators' award may be entered in any court having jurisdiction thereof. BP and Sterling shall each bear the costs of their respective arbitrators and their related expenses, and the costs of the third arbitrator and his related expenses, as well as all other costs of the arbitration, shall be paid equally by BP and Sterling or as otherwise determined by such arbitrators. During arbitration, the Parties shall continue to perform their obligations under this Agreement with the exception of those under arbitration.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized and empowered representatives on the day and year first above written, but effective as of the Effective Date.

STERLING CHEMICALS, INC.                 BP CHEMICALS INC.





By:/s/ Frank P. Diassi                   By: /s/ Gary C. Greve
   ---------------------------              ------------------------------
        Frank P. Diassi                              Gary C. Greve
     Chairman of the Board                             President

                                   EXHIBIT A





                                      ***

                                   EXHIBIT B



                   EXPORT GRADE ACRYLONITRILE SPECIFICATIONS





                                      ***

                                  EXHIBIT C-1



                  Form of Company Certificate of Formation

                          CERTIFICATE OF FORMATION

                                     OF

                                 ANEXCO, LLC


         This Certificate of Formation of ANEXCO, LLC (the "Company") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act ("Act").

                                   ARTICLE I

                         NAME, REGISTRATION AND PURPOSE

                 Section 1.01 Name. The name of the limited liability company is "ANEXCO, LLC" (the "Company").

                 Section 1.02 Registered Office and Registered Agent. The registered office of the Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent of the Company at such address is The Company Trust Company.

                 Section 1.03 Purpose. The purpose and business of the Company shall be to sell and distribute acrylonitrile produced, purchased or otherwise obtained by the members of the Company (the "Members") in the Territory (as defined in the Limited Liability Company Agreement of the Company, the "LLC Agreement"). In addition, the Company may carry on any business that a company organized under the Delaware Limited Liability Company Act (the "Act") may carry on that is necessary or incidental to such purpose, or otherwise appropriate given such purpose, that is not forbidden by the LLC Agreement or the Act. The Company shall conduct no business other than the businesses permitted under this Section 1.03.

                                 ARTICLE II

                                  MANAGERS

                 Section 2.01 Number and Term. The number of managers of the Company (the "Managers") shall from time to time be fixed exclusively by the Members in accordance with, and subject to the limitations set forth in, the LLC Agreement. No decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager. Notwithstanding anything to the contrary contained in this Certificate of Formation or the LLC Agreement, each Manager shall hold office until his or her successor is duly appointed or elected and qualified or until his or her earlier death, resignation or removal.

                 Section 2.02 Nomination and Election. (a) The LLC Agreement shall set forth procedures for the nomination of persons for election or reelection to the Board of Managers and only persons who are nominated in accordance with such procedures (if any) shall be eligible for election or reelection as Managers of the Company.

                 (b) Each Manager shall be elected in accordance with this Certificate of Formation, the LLC Agreement and applicable law. Election of Managers by the Members need not be by written ballot unless the LLC Agreement so provides.

                 Section 2.03 Limitation of Personal Liability. (c) No person who is or was a Manager of the Company shall be personally liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Manager, except for liability (i) for acts or omissions which involve fraudulent or intentional misconduct or a knowing violation of law or (ii) for any transaction from which the Manager derived an improper personal benefit.

                 (b) If the Act is hereafter amended to authorize action by the Company further limiting or eliminating the personal liability of Managers, then the personal liability of the Managers to the Company or its Members shall be limited or eliminated to the full extent permitted by the Act, as so amended from time to time.

                                 ARTICLE III

                  INDEMNIFICATION OF MANAGERS AND OFFICERS

                 Subject to the standards and restrictions, if any, as are set forth in the LLC Agreement, the Company shall (i) indemnify, to the fullest extent permitted by applicable law, each person who is or was a Manager or officer of the Company or is or was serving at the request of the Company as a manager, director, officer or fiduciary of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, and (ii) may indemnify each employee and agent of the Company and all other persons whom the Company is authorized to indemnify under the provisions of the Act.
Without limiting the generality or effect of the foregoing, the Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article III.

                                 ARTICLE IV

                    AMENDMENT OF CERTIFICATE OF FORMATION

                 The Company reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Formation, in the manner now or hereafter prescribed by applicable law, and all rights, preferences and privileges conferred upon Members, Managers or any other persons by and pursuant to this Certificate of Formation are granted subject to this reservation. Notwithstanding the foregoing or any other provision of this Certificate of Formation or any provision of law that might otherwise permit a lesser or no vote, the provisions of this Article IV and of Articles II and III may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of all of the Members; provided, however, that any amendment or repeal of Section 2.03 or Article III of this Certificate of Formation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal.

                 IN WITNESS WHEREOF, the undersigned, an authorized person or agent or attorney-in-fact of the Company, has caused this Certificate of Formation to be duly executed as of the 16th day of March, 1998.




                                                 -----------------------------
                                                 Jared A. Schnall, President

                                  EXHIBIT C-2

                             Form of LLC Agreement

LIMITED LIABILITY COMPANY AGREEMENT
of
ANEXCO, LLC


                 THIS LIMITED LIABILITY COMPANY AGREEMENT OF ANEXCO, LLC, dated as of March 31, 1998, is entered into by and between BP Chemicals Inc., an Ohio corporation ("BP"), and Sterling Chemicals, Inc., a Delaware corporation ("Sterling").

                                   ARTICLE V

                         DEFINITIONS AND INTERPRETATION

                 Section 5.01 Certain Defined Terms. Capitalized terms used in this Agreement shall have the following respective meanings, except as otherwise provided herein or as the context shall otherwise require:

                 "Act" means the Delaware Limited Liability Company Act.

                 "Adjusted Capital Account" means the Capital Account maintained for each Member as of the end of each fiscal year of the
         Company:

                          (i) increased by any amounts that such Member is obligated to restore under the standards set forth by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)); and

                          (ii) decreased by (a) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and
                 (b) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Member in subsequent fiscal years in accordance with the terms of this Agreement, or otherwise to the extent they exceed offsetting increases to such Member's Capital Account that are reasonably expected to occur during (or prior to) the fiscal year of the Company in which such distributions are reasonably expected to be made.

         This definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                 "Adjusted Property" means any Asset of the Company, the Carrying Value of which has been adjusted pursuant to Section 6.01(d) or Section 6.01(e). Upon termination of the Company pursuant to Treasury Regulation 1.708-1(b)(1)(iv), an Adjusted Property deemed contributed to a new company in exchange for an interest in the new company, followed by the deemed liquidation of the Company, shall thereafter constitute a Contributed Property until the Carrying Value of such Contributed Property is subsequently adjusted pursuant to
         Section 6.01(d) or 6.01(e).

                 "Affiliate" means, when used with respect to any Person, (i) any other Person at the time directly or indirectly controlling, controlled by or under common control with, such Person, (ii) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, more than 50% on a consolidated basis of the equity or beneficial interest, or (iii) any other Person which at the time owns, or has the right to acquire, directly or indirectly, more than 50% of any class of the capital stock or beneficial interest of such Person. The term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether by Contract or otherwise. For purposes of this Agreement, (a) the Company shall not be deemed an Affiliate of any of the Members and (b) none of the Members shall be deemed Affiliates of each other by virtue of the consummation of the transactions contemplated hereby.

                 "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.02, including a Curative Allocation (if appropriate to the context).

                 "Agreed Value" means, with respect to any Contributed Property, the fair market value of such Contributed Property or other consideration at the time of contribution as determined by the Board using such reasonable method of valuation as it may adopt; provided, however, that (i) with respect to the Continued Properties initially contributed to the Company by each of the Members, the Agreed Value of such Contributed Properties is the amounts reflected on Exhibit B hereto on an aggregate and separate property basis, and (ii) the Board shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate Contributed Property on a basis proportional to the fair market value of each Contributed Property.

                 "Agreement" means this Limited Liability Company Agreement.

                 "Annual Business Plan" means, for each fiscal year of the Company, the comprehensive business plan and strategy for the sale and distribution of acrylonitrile in the Territory for such fiscal year, including goals and objectives of the Company with respect to volume, customers, pricing, storage, distribution, exchange and Third Party supply Contracts, market penetration and share and similar matters.

                 "Assets" means, with respect to any Person, all assets and properties of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, wherever situated, including any goodwill related thereto, which are operated, owned or leased by such Person.

                 "Bankrupt" or "Bankruptcy" means, with respect to any Person, that:

                          (i) such Person has (a) made a general assignment for the benefit of creditors, (b) filed a voluntary bankruptcy petition, (c) become the subject of an order for relief or been declared insolvent in any federal or state bankruptcy or insolvency proceeding, (d) instituted a proceeding or filed an answer in a proceeding seeking to adjudicate itself insolvent or seeking reorganization, arrangement, composition, readjustment, protection, liquidation, winding-up, dissolution or similar relief of such Person or such Person's Liabilities under any Debtor Relief Law, (e) filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (a) through (d) of this clause (i), (f) sought, consented to or acquiesced in an order for relief or the appointment of a trustee, receiver, liquidator or similar official for such Person or for any substantial part of such Person's Assets or (g) taken any action in furtherance of any such actions; or

                          (ii) any proceeding of the type referred to in clause (i) above has been filed or commenced against such Person or such Person by any act has indicated its approval thereof, consented thereto or acquiesced therein, or an order for relief has been entered in an involuntary case under any Debtor Relief Law, or an order, judgment or decree has been entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating such Person insolvent, or approving the petition in any such proceedings, and such order, judgment or decree has remained in effect and unstayed for 60 days.

                 "Bankrupt Member" has the meaning specified in Section
         4.05(b).

                 "Board" has the meaning specified in Section 7.01.

                 "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member's share of the Company's Book-Tax Disparities in all of its Contributed Property and Adjusted Property shall be reflected by the difference between such Member's Capital Account balance as maintained pursuant to

         Section 6.01 and the hypothetical balance of such Member's Capital Account computed as if it had been maintained in accordance with federal income tax accounting principles.

                 "BP" has the meaning specified in the introductory paragraph of this Agreement.

                 "BP Representative" has the meaning specified in Section
         7.03(a).

                 "Capital Account" means the capital account maintained for a Member pursuant to Section 6.01.

                 "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of any Contributed Property that a Member contributes to the Company pursuant to Article V of this Agreement.

                 "Carrying Value" means (i) with respect to a Contributed Property, the Agreed Value of such Contributed Property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Member' Capital Accounts in respect of such Contributed Property, and (ii) with respect to any other Asset of the Company, the adjusted basis of such Asset for federal income tax purposes, all as of the time of determination. The Carrying Value of any Asset shall be adjusted from time to time in accordance with Sections 6.01(d) and 6.01(e) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Assets of the Company, as approved by the Tax Matters Member.

                 "Catalyst Supply Contract" means *** .

                 "CEOs" has the meaning specified in Section 7.02.

                 "Certificate of Formation" has the meaning specified in
         Section 2.01.

                 "Claim" means any claim, demand, investigation, inquiry, cause of action, suit, default, assessment, litigation, third party action, arbitral proceeding or other proceeding by or before any Governmental Authority or any other Person.

                 "Code" means the Internal Revenue Code of 1986, together with, and as interpreted by, the regulations promulgated and rulings issued thereunder.

                 "Company" means ANEXCO, LLC, a Delaware limited liability company.

                 "Company Fiduciary" has the meaning specified in Section
         7.16(a).

                 "Contract" means any agreement, lease, license, evidence of indebtedness, mortgage, deed of trust, note, bond, indenture, security agreement, commitment, instrument, understanding or other contract, obligation or arrangement of any kind.

                 "Contributed Property" means each Asset, in such form as may be permitted by the Act, but excluding cash or cash equivalents, contributed or deemed contributed to the Company (or deemed contributed to the Company pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to
         Section 6.01(d) or 6.01(e), such Contributed Property shall no longer constitute a Contributed Property, but shall be deemed to be an Adjusted Property

                 "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of
         Section 6.02(c).

                 "Debtor Relief Laws" means the Bankruptcy Code of the United States, and any successor statute of similar import, and all other applicable dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, fraudulent transfer or conveyance, reorganization or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

                 "Dissolution Event" has the meaning specified in Section 2.05.

                 "Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

                 "GAAP" means generally accepted United States accounting principles, applied by BP on a consistent basis (except for changes made due to the implementation of new or revised standards issued by the Financial Accounting Standards Board), which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed by BP in a current period are comparable in all material respects with those accounting principles applied by BP in a preceding period.

                 "Governmental Authority" means (i) any nation or government,
         (ii) any federal, state, county, province, city, town, municipality, local or other political subdivision thereof or thereto, (iii) any court, tribunal, department, commission, board, bureau, instrumentality, agency, council, arbitrator or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and (iv) any other governmental entity, agency or authority having or exercising jurisdiction over any relevant Person, item or matter.

                 "Indemnified Persons" has the meaning specified in Section
         11.06.

                 "Joint Venture Agreement" means the Joint Venture Agreement dated as of March 31, 1998 between Sterling and BP.

                 "Laws" means (i) all laws, statutes, rules, regulations, ordinances, orders, writs, injunctions or decrees and other pronouncements having the effect of law of any Governmental Authority and (ii) all Contracts with any Governmental Authority relating to compliance with the matters described in (i) above.

                 "Liability" means, with respect to any Person, any indebtedness, obligation and other liability of such Person, whether absolute, accrued, contingent, fixed, liquidated or otherwise, or whether due or to become due.

                 "Lien" means (i) any lien, charge, mortgage, pledge, hypothecation, assignment, security interest, assessment, levy or encumbrance of any kind or nature whatsoever (whether voluntary or involuntary, affirmative or negative, and whether imposed or created by Contract, operation of Law or otherwise) in, on, of or with respect to any Assets of the applicable Person, whether now owned or hereafter acquired, (ii) any Contract to give any of the foregoing and (iii) any conditional sale or other title retention agreement and any financing lease having substantially the same effect as any of the foregoing.

                 "Liquidator" has the meaning specified in Section 11.01.

                 "Losses" means any and all damages (including special, consequential, exemplary or punitive damages), fines, penalties, judgments, deficiencies, losses, costs and expenses, including court costs, reasonable fees of attorneys, legal assistants, consultants, accountants and other experts and other reasonable expenses of any Claim.

                 "Major Acquisitions" means, for any fiscal year of the Company, the acquisition of Assets by the Company, in a single transaction or series of related transactions, for consideration in an aggregate amount exceeding ***.

                 "Major Expenditures" means, for any fiscal year of the Company, (i) all capital expenditures in such fiscal year which, when aggregated with the capital expenditures included in the Annual Business Plan for such fiscal year, exceed the aggregate amount of capital expenditures approved in such Annual Business Plan by more than ***, (ii) a reallocation of capital expenditure amounts between and among authorized categories of spending in the Annual Business Plan for such fiscal year which, when aggregated with all other such reallocations in such fiscal year, exceeds ***, (iii) any capital expenditures not included as a line item in the Annual Business Plan for such fiscal year (other than capital expenditures which are consistent with or incidental to such approved line items and which do not, in the aggregate, exceed ***) and (iv) operating and personnel expenses not included in the Annual Business Plan for such fiscal year; provided, however, that the term "Major Expenditures" shall not include any expenditures related to the acquisition of any Assets.

                 "Manager" means a manager of the Company.

                 "Member" means any Person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement; provided, however, that such term does not include any Person which has ceased to be a member in the Company.

                 "Membership Interest" means the interest of a Member in the Company, including rights to distributions (liquidating or otherwise), allocations, information and to consent or approve.

                 "Net Agreed Value" means (i) in the case of any Contributed Property, the Agreed Value of such Contributed Property reduced by any Liabilities either assumed by the Company upon such contribution or to which such Contributed Property is subject when contributed, and (ii) in the case of any Asset of the Company distributed to a Member by the Company, the Company's Carrying Value of such Asset (as adjusted pursuant to Section 6.01(e)) at the time such Asset is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such Asset is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

                 "Net Income" means, for any fiscal year of the Company, the excess, if any, of the Company's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such fiscal year over the Company's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such fiscal year. The items included in the calculation of Net Income shall be determined in accordance with Section 6.01(b) and shall not include any items specially allocated under Section 6.02(c).

                 "Net Loss" means, for any fiscal year of the Company, the excess, if any, of the Company's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such fiscal year over the Company's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such fiscal year. The items included in the calculation of Net Loss shall be determined in accordance with Section 6.01(b) and shall not include any items specially allocated under
         Section 6.02(c).

                 "Net Termination Gain" means the sum, if positive, of all items of income, gain, loss or deduction recognized by the Company for the fiscal year of the Company that includes the date on which the Company is liquidated and all fiscal years thereafter. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 6.01(b) and shall not include any items of income, gain or loss specially allocated under Section 6.02(c).

                 "Net Termination Loss" means the sum, if negative, of all items of income, gain, loss or deduction recognized by the Company for the fiscal year of the Company that includes the date on which the Company is liquidated and all fiscal years thereafter. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 6.01(b) and shall not include any items of income, gain or loss specially allocated under Section 6.02(c).

                 "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a Lien securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Sections 6.03(b)(i)(A), 6.03(b)(ii)(A) and 6.03(b)(iii) if such Assets were disposed of in a taxable transaction in full satisfaction of such Liabilities and for no other consideration.

                 "Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

                 "Nonrecourse Liability" has the meaning specified in Treasury Regulation Section 1.752-1(a)(2).

                 "Partner Nonrecourse Debt" has the meaning specified in Treasury Regulation Section 1.704-2(b)(4).

                 "Partner Nonrecourse Debt Minimum Gain" has the meaning specified in Treasury Regulation Section 1.704- 2(i)(2).

                 "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Nonrecourse Liability.

                 "Partnership Minimum Gain" means the amount determined in accordance with Treasury Regulation Section 1.704-2(d).

                 "Percentage Interests" means ***.

                 "Permitted Liens" means (i) statutory liens for Taxes if the same shall at the time not be delinquent or thereafter may be paid without penalty or if such Taxes are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted,
         (ii) Liens consisting of easements, zoning restrictions or other restrictions on the use of real property that do not materially affect the value of the Assets encumbered thereby or materially impair the ability of the owner thereof to use such Assets in its business as is presently being conducted, (iii) with respect to any Person, Liens of landlords, mechanics, materialmen, warehousemen, carriers or other statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business of such Person, (iv) with respect to any Person, Liens resulting from deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids or Contracts in the ordinary course of business of such Person, and (v) purchase money security interests.

                 "Permitted Transfer" has the meaning specified in Section
         10.01.

                 "Person" means any individual, firm, corporation, trust, association, company, limited liability company, joint stock company, partnership, joint venture, Governmental Authority or other entity or enterprise.


                 "Production Agreement" means the Amended and Restated Production Agreement dated as of March 31, 1998 between Sterling and BP.

                 "Recapture Income" means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any Asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such Asset.

                 "Representatives" has the meaning specified in Section
         7.03(a).

                 "Required Allocation" means any allocation (or limitation imposed on an allocation) of an item of income, gain, deduction or loss pursuant to Section 6.02(c)(i) through Section 6.02(c)(vi).

                 "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 6.03(b)(i)(A) or 6.03(b)(ii)(A) to eliminate Book-Tax Disparities.

                 "Secretary of State" means the Secretary of State of the State of Delaware.

                 "Sterling" has the meaning specified in the introductory paragraph of this Agreement.

                 "Sterling Representative" has the meaning specified in Section 7.03(a).

                 "Tax Adjustment" has the meaning specified in Section 6.01(f).

                 "Tax Matters Member" has the meaning specified in Section
         9.05.

                 "Taxes" means any and all taxes, assessments, imposts, deductions, charges, withholdings, Claims and levies assessed or imposed by any Governmental Authority and all Liabilities with respect thereto, including any sales, use, occupation, transfer, stock transfer, real property transfer, export, recording, gains, stamp, documentary, income, windfall profits, franchise, license, excise, payroll, social security, withholding, service, service use, ad valorem and property taxes, charges and similar levies and fees.

                 "Territory" means ***.

                 "Third Parties" means any Person other than the Company, the Members and their respective Affiliates.

                 "Transfer" means any sale, exchange, gift, assignment, grant of a Lien in or on, transfer by will or intestacy or other disposition of any Membership Interest (or any interest therein) or of all or part of the voting power (other than the granting of a revocable proxy) associated with any Membership Interest (or any interest therein) whatsoever, or any other transfer of beneficial ownership of any Membership Interest, whether voluntary or involuntary, including any such disposition or transfer as a part of any liquidation of a Member's Assets or any reorganization of a Member pursuant to any Debtor Relief Law.

                 "Transferee" means any assignee, transferee, secured party, creditor, trustee, receiver or other Person who obtains any Membership Interest, whether pursuant to Article X, a Permitted Transfer or Debtor Relief Law or by attachment, execution or operation of law.

                 "Treasury Regulations" means the Income Tax Regulations promulgated under the Code.

                 "Unrealized Gain" means, with respect to any Asset of the Company, as of the date of determination, the excess, if any, of (i) the fair market value of such Asset (as determined under Section 6.01(d) or 6.01(e), over (ii) the Carrying Value of such Asset (prior to any adjustment to be made pursuant to Section 6.01(d) or 6.01(e) as of such date).

                 "Unrealized Loss" means, with respect to any Asset of the Company, as of the date of determination, the excess, if any, of (i) the Carrying Value of such Asset (prior to any adjustment to be made pursuant to Section 6.01(d) or 6.01(e) as of such date) over (ii) the fair market value of such Asset as determined under Section 6.01(d) or 6.01(e).

                 "Whole Board" has the meaning specified in Section 7.03(a).

                 Section 5.02 Interpretation. In this Agreement, unless a clear contrary intention appears:

                 (a) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

                 (b) reference to any gender includes each other gender and the neuter;

                 (c) all terms defined in the singular shall have the same meanings in the plural and vice versa;

                 (d) reference to any Person includes such Person's heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (d) is intended to authorize any assignment not otherwise permitted by this Agreement;

                 (e) reference to a Person in a particular capacity or capacities excludes such Person in any other capacity;

                 (f) reference to any Contract means such Contract as amended, supplemented or modified from time to time in accordance with the terms thereof;

                 (g) all references to Articles and Sections shall be deemed to be references to the Articles and Sections of this Agreement;

                 (h) all references to Exhibits shall be deemed to be references to the Exhibits attached hereto which are made a part hereof and incorporated herein by reference;

                 (i) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

                 (j) with respect to the determination of any period of time, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding";

                 (k) the captions and headings contained in this Agreement shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise;

                 (l) reference to any Law means such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time;

                 (m) references to sections of the Code shall be construed to also refer to any successor sections.

                 (n) accounting terms used but not defined herein shall be construed in accordance with GAAP, and whenever the character or amount of any Asset, Liability or item of income or expense is required to be determined, or any consolidation or accounting computation is required to be made, such determination or computation shall be made in accordance with GAAP;

                 (o) where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person;

                 (p) a Claim shall be deemed to be threatened against or with respect to any Person if any demand or statement shall have been made to such Person (orally or in writing) or any notice shall have been given to such Person (orally or in writing) that could reasonably be expected to lead such Person prudently to conclude that there is a reasonable possibility that such a Claim will be asserted, commenced, taken or otherwise pursued against or with respect to such Person in the future; and

                 (q) no provision of this Agreement shall be interpreted or construed against any Member solely because that Member or its legal representative drafted such provision.

                                 ARTICLE VI

                                ORGANIZATION

                 Section 6.01 Formation. The Company has been or will be organized as a Delaware limited liability company by the filing of a Certificate of Formation in the form attached hereto as Exhibit C (the "Certificate of Formation") under and pursuant to the Act and the issuance of a Certificate of Formation certified by the Secretary of State. Except as otherwise specifically provided in this Agreement, the Members shall have the rights and Liabilities specified in the Act.

                 Section 6.02 Name. The name of the Company is "ANEXCO, LLC" and all business of the Company shall be conducted in that name or such other names as the Board may select that comply with applicable Law.

                 Section 6.03 Offices; Registered Agent. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Board may designate in the manner provided by Law.
The principal office of the Company in the United States shall be at such place as the Board may designate, which need not be in the State of Delaware. The Company may have such other offices as the Board may designate.

                 Section 6.04 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than the State of Delaware, the Board shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct or cease conducting business, as the case may be.

                 Section 6.05 Term. The term of the Company shall begin on the date that the Certificate of Formation is filed with the Secretary of State and continue thereafter until the business and affairs of the Company are wound up following the dissolution of the Company after the first of the following events to occur (each, a "Dissolution Event"):

                 (a)      the written consent of all of the Members;

                 (b) any event which makes it unlawful for the business of the Company to be continued;

                 (c)      the termination of the Joint Venture Agreement;

                 (d) the termination of the *** or the Production Agreement for any reason if, within 30 days after the effective date of such termination, either BP or Sterling provides written notice to the Company and the other Members of its election to have the Company dissolved and liquidated;

                 (e) the breach by any Member of any material covenant, agreement, term, provision or condition of this Agreement which is not remedied within 30 days after receipt from another Member of a written notice of such breach if, within 10 days after the expiration of such 30-day period, the Member that provided such notice provides written notice to the Company and the other Members of its election to have the Company dissolved and liquidated;

                 (f) the sale or other disposition of all of the Assets of the Company; provided, however, that if such sale or other disposition results in the acquisition of a receivable by the Company, then the Company shall not dissolve until such receivable has been collected; or

                 (g) any other event which under this Agreement or the Act results in the dissolution of the Company.

No Member shall cause a dissolution of the Company, directly or indirectly, except as provided for in this Section 2.05.

                 Section 6.06 No State Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that, except as otherwise expressly provided in the Joint Venture Agreement, no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state Tax purposes, and this Agreement may not be construed to suggest otherwise.

                 Section 6.07 Title to Company Assets. Title to the Assets of the Company shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Assets or any portion thereof. Title to any or all Assets of the Company may be held in the name of the Company or one or more of its Affiliates, as the Board may determine. All Assets of the Company shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to any of such Assets is held.

                                   ARTICLE VII

                              PURPOSE AND BUSINESS

                 Section 7.01 Scope of Company Business. The purpose and business of the Company shall be to sell and distribute in the Territory, pursuant to the provisions of the Joint Venture Agreement, acrylonitrile produced, purchased or otherwise obtained by the Members. In addition, the Company may carry on any business that a company organized under the Act may carry on that is necessary or incidental to such purpose, or otherwise appropriate given such purpose, that is not forbidden by this Agreement or the Act.

                 Section 7.02 Restricted Activities. The Company shall conduct no business other than the businesses permitted under Section 3.01.

                 Section 7.03 Customer Claims. The Company shall have sole responsibility for handling and resolving any Claims by its customers and other third parties, and shall bear all costs in defense thereof, for alleged damage to persons, property or the environment arising from the marketing and sale of acrylonitrile and any other chemicals sold by the Company, whether supplied by any of the Members or obtained from third parties by purchase, exchange or otherwise, including any combination of acrylonitrile and other chemicals commingled in terminal or other storage facilities.

                 Section 7.04 Insurance. The Company shall procure and maintain in full force and effect during the term of this Agreement insurance coverage of such types and in such amounts as may be deemed advisable by the Board, from time to time, insuring against the Liability risks of the Company unless the costs of such insurance, when compared with the risks involved, are determined by the Board to not be economically justified.

                 Section 7.05 Health, Safety and Environmental Compliance. The Company shall at all times comply in all material respects with any and all applicable Laws and permits and orders of Governmental Authorities pertaining to health, safety and the environment and with any applicable policies and procedures established by BP or its parent company pertaining thereto.

                 Section 7.06 Affiliate Transactions. No Contract between the Company and a Member or any of its Affiliates which is approved by the Board shall be deemed to constitute a breach of such Member's obligations to the Company, including duties of loyalty, care and good faith under the Act and such other duties as may be imposed under the Act or any other applicable Law.

                 Section 7.07 Conflicts of Interest. Subject to the express provisions of this Agreement and the Joint Venture Agreement, each Member, Manager and officer of the Company and each of their respective Affiliates may engage in and possess interests in other business ventures of any and every type and description, independently or with others (other than, to the extent not specifically permitted in the Joint Venture Agreement, business ventures which compete with the Company in the Territory), with no obligation to offer the Company or any other Member, Manager or officer of the Company or any of their respective Affiliates the right to participate therein.

                                ARTICLE VIII

                                 MEMBERSHIP

                 Section 8.01 Initial Members. The initial Members of the Company are Sterling and BP, each of which is admitted to the Company as a Member effective contemporaneously with the execution by Sterling and BP of this Agreement. The respective name, address, Percentage Interest and Capital Contribution of each Member is set forth on Exhibit B hereto. The Membership Interest of each Member shall be personal property for all purposes.

                 Section 8.02 Additional Members. Additional Persons may be admitted to the Company and Membership Interests may be created and issued to those Persons and to existing Members with the consent of the Members. The admission of such Person(s) to the Company and the creation of such Membership Interests shall be on such terms and conditions as the Members may agree at the time of admission. The terms of admission or issuance must specify the Percentage Interest applicable to the new Membership Interest and may provide for the creation of different classes or groups of Members having different rights, powers and duties. The Members shall reflect the creation of any new class or group of Members in an amendment to this Agreement which indicates the different rights, powers and duties. No such admission shall be recognized by the Company for any purpose until the Company and each of the Members has received a document executed by the Person to be admitted to the Company as a Member which includes the address and numbers of the Person to be admitted to the Company as a Member for notification purposes, such Person's agreement to be bound by this Agreement in respect of the Membership Interest acquired and such representations and warranties of such Person as the Company or the members may reasonably request.

                 Section 8.03 Interests in a Member. A Member that is not a natural Person may not cause or permit an interest, direct or indirect, in itself to be disposed of such that, after the disposition, the Company would be considered to have terminated within the meaning of Section 708 of the Code.

                 Section 8.04 Lack of Authority. Except as otherwise provided herein, no Member has the authority or power to (a) act for or on behalf of the Company, (b) bind the Company in any respect or (c) incur any expenditure on behalf of the Company.

                 Section 8.05 Withdrawal of Members; Bankrupt Members. (a) No Member may withdraw from the Company prior to the dissolution of the Company, the completion of the winding up of the affairs of the Company and the liquidation (and/or distribution, as the case may be) of the Assets of the Company pursuant to the provisions of Article XI and, thereafter, each Member shall be entitled to receive those amounts (and only those amounts), if any, which are distributable to it pursuant to the provisions of Article XI. No Bankruptcy or dissolution or other occurrence with respect to, or act of, a Member shall dissolve the Company. If a Member dissolves, the legal representative of such Member may exercise all of its rights for the purpose of administering its Assets, including (but subject to the provisions of this Agreement) any power it has to assign its Membership Interest and to give an assignee the right to become a Member of the Company. All Persons who are liable for the obligations of any Member shall continue to be liable for the Liabilities of the Member notwithstanding the Bankruptcy or dissolution of such Member.

                 (b) Upon the Bankruptcy of any Member, the Company shall have the option, exercisable by notice from the Company to such Member (a "Bankrupt Member") at any time prior to the 180th day after receipt of notice of the occurrence of an event causing it to become a Bankrupt Member, to buy, and on the exercise of such option the Bankrupt Member (or its representative) shall sell to the Company, the Bankrupt Member's Membership Interest. The purchase price for such Membership Interest shall be an amount equal to the fair market value of the Membership Interest as determined by agreement of the Bankrupt Member (or its representative) and the Company; provided, however, that if the Bankrupt Member (or its representative) and the Company do not agree on the fair market value on or before the 30th day following the exercise of the option, either the Bankrupt Member (or its representative) or the Company may require the determination of the fair market value to be made by an independent appraiser specified in a notice made to the other. If the Bankrupt Member (or its representative) or the Company receiving such notice objects, on or before the tenth day following receipt of the notice, to the designation of the independent appraiser named in the notice, and the Bankrupt Member (or its representative) and the Company otherwise fail to agree on an independent appraiser, then either the Bankrupt Member (or its representative) or the Company may petition a court of appropriate jurisdiction to designate an appraiser. The determination of the fair market value of the Membership Interest made by the independent appraiser, however chosen, shall be final and binding on all parties.

                 (c) The Bankrupt Member and the Company shall each pay one-half of the costs of the appraisal. The Company shall pay the fair market value agreed upon or determined by the appraiser in four equal cash installments, the first such payment due on the closing of the purchase and one of the remaining installments (together with accumulated interest on the amount unpaid) shall be due and payable on each of the next three anniversaries of such closing until the purchase price shall have been paid in full. The payments to be made to the Bankrupt Member (or its representative) under this
Section 4.05(c) are in complete liquidation and satisfaction of all the rights and interests of the Bankrupt Member (or its representative) and of all Persons claiming by, through or under the Bankrupt Member (or its representative) in respect of (i) the Company, including the Membership Interest of the Bankrupt Member, (ii) any rights in specific Assets of the Company, (iii) any rights against the Company and (iv) insofar as the affairs of the Company are concerned, against the other Members. If at the time a Member becomes a Bankrupt Member there is only one other Member, such other Member shall have all of the rights of the Company under this Section 4.05.

                 Section 8.06 Expulsion. A Member may not be expelled from the Company.

                 Section 8.07 Actions Reserved to the Members. The Board and the President shall not have the right or power to take any of the following actions without the prior unanimous consent of the Members:


                 (a) any amendment or restatement of this Agreement or the Certificate of Formation (including any change in the purpose or scope of business activities) or the termination of this Agreement;

                 (b) the admission of new Members to the Company, other than as a result of a Permitted Transfer;

                 (c) the issuance of any equity interest in the Company, or any option, right, warrant or appreciation right relating thereto, or any other type of equity or debt security that the Company may lawfully issue;

                 (d) the merger or consolidation of the Company with or into any other Person or the reorganization, recapitalization, liquidation or dissolution of the Company;

                 (e) any investment in, acquisition or purchase of any stock, partnership, joint venture interest or other security of or any interest in, or any loan, advance or contribution of capital to, any other Person;

                 (f)      any commencement of an event of Bankruptcy; and

                 (g) any other action or series of actions which constitutes a deviation from the stated purposes and business of the Company under Article III.

                 Section 8.08 Annual Meetings. The annual meeting of the Members shall be held on such date and at such time and place as shall be determined by the Board unless, in the case of any such annual meeting, another date, time and/or place is fixed therefor by a majority of the Members. At each annual meeting of the Members, the Members shall elect members of the Board to succeed any members of the Board whose terms have expired or are scheduled to expire before the next annual meeting of the Members and to transact such other business as may lawfully come before the meeting. The Secretary of the Company shall give at least ten days' advance notice of the time, place and date of each annual meeting to each Member.

                 Section 8.09 Special Meetings. Special meetings of the Members shall be called by the Secretary of the Company upon the request of the Chairman of the Board or the President of the Company or upon the request of at least one of the Members. The Secretary of the Company shall give at least 48 hours' advance notice of the time, place and date of each such special meeting, and the purpose or purposes for which the meeting is called, to each Member. Business transacted at any special meeting of the Members shall be limited to the purposes stated in the notice or any waivers of notice for such meeting.

                 Section 8.10 Quorum and Voting. The presence of a majority of the Members shall be necessary and sufficient to constitute a quorum for the transaction of business at all meetings of the Members. The vote of a majority of the Members present at any such meeting at which there is a quorum shall decide any matter properly submitted to such meeting unless the matter is one upon which the vote of a greater number of the Members is required by applicable Law or by express provision of the Certificate of Formation or this Agreement, in which case the vote of such greater number shall govern and control the decision of such matter. If at any meeting of the Members there shall be less than a quorum present, a majority of the Members present may adjourn the meeting from time to time until a quorum is obtained.
A meeting of the Members at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Members; provided, however, that no action of the remaining Members shall constitute the act of the Members unless the action is approved by at least a majority of the required quorum for the meeting or such greater number of Members as shall be required by applicable Law or by express provision of the Certificate of Formation or this Agreement. Attendance by a Member at a meeting shall constitute a waiver of notice of such meeting except where such Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                 Section 8.11 Telephonic Meetings. Unless otherwise restricted by the Certificate of Formation or this Agreement, Members may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at such meeting.

                 Section 8.12 Action by Written Consent. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the Members. All such written consents shall be filed with the minutes of proceedings of the Members.

                 Section 8.13 Non-Liability of Members. No Member shall be personally liable or responsible for the Liabilities of the Company.

                                 ARTICLE IX

                                CONTRIBUTIONS

                 Section 9.01 Contributions. (a) Unless otherwise agreed by the Members, each Member shall deliver to the Company the Capital Contribution described in Exhibit B contemporaneously with the execution of this Agreement,.

                 (b) In exchange for their Capital Contributions, the Members shall own, hold and be entitled to Membership Interests in the Company with the Percentage Interests shown on Exhibit B, such Membership Interests to be subject to all of the terms, provisions and conditions of this Agreement. Except as otherwise provided for by the Act, the Capital Contribution of each Member shall constitute the full obligation of such Member to furnish funds or property to the Company and no additional funds or other property shall be required of any Member.

                 (c) Except as otherwise provided in Section 11.07 or as may otherwise be unanimously agreed by the Members, no Member shall be required, nor have the right, to make additional Capital Contributions to the Company. All costs and expenses of the Company shall be funded out of its revenues and, if and to the extent approved by the Board pursuant to Section 7.02, borrowing from commercial or institutional lenders, other Third Parties or the Members or their respective Affiliates.

                 Section 9.02 Interest. No interest shall be paid by the Company on any Capital Contribution of any Member or on the balance in the Capital Account of any Member.

                 Section 9.03 Return of Capital. A Member shall not be entitled to have any part of its Capital Contribution or its Capital Account returned to it or to receive any distributions from the Company, except in accordance with this Agreement or, if this Agreement is silent in respect of any particular situation, the Act. No Capital Contribution shall be deemed or considered to be a Liability of the Company or any Member. Except as otherwise provided in Section 11.07, no Member shall be required to contribute or lend any cash or property to the Company in order to enable the Company to return any Member's Capital Contribution.

                 Section 9.04 Advances by Members. Subject to Section 5.01(c), any Member (or any Affiliate of any Member) may make loans to the Company in order to satisfy the Liabilities of the Company or further the business of the Company. Any such loan shall not be considered a

Capital Contribution and shall be on such terms and conditions as are determined between the Company and the Member or Affiliate making such loan; provided, however, that the rate of interest charged on any such loan may not exceed the rate (including points or other financing charges or fees) that would be charged to the Company by unrelated lenders on a comparable loan.

                 Section 9.05 Creditors of the Company. No creditor of the Company will have or shall acquire at any time any direct or indirect interest in the profits, capital or Assets of the Company (other than as a secured creditor, if applicable, as a result of making a loan to the Company which is approved by the Board pursuant to Section 7.02).

                                  ARTICLE X

                      CAPITAL ACCOUNTS, ALLOCATIONS AND
                                DISTRIBUTIONS

                 Section 10.01 Capital Accounts. (a) The Company shall establish and maintain for each Member a separate Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). To the extent not inconsistent with such regulation, the Capital Account of each Member shall be (i) increased by (A) the cash amount or Net Agreed Value of all Capital Contributions made or deemed made to the Company by such Member pursuant to this Agreement and (B) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 6.01(b) and allocated to such Member pursuant to Section 6.02, and (ii) decreased by (A) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or Assets made to such Member pursuant to this Agreement and (B) all items of Company deduction and loss computed in accordance with Section 6.01(b) and allocated to such Member pursuant to Section 6.02. The Members have agreed that the Net Agreed Value of the initial Capital Contributions made by each of them are the amounts set forth on Exhibit B.

                 (b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method or methods of depreciation, cost recovery or amortization used for that purpose); provided, however, that:

         (i) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company and, as to those items described in
Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

         (ii) Any income, gain or loss attributable to the taxable disposition of any Assets of the Company shall be determined as if the adjusted basis of each such Asset as of the date of disposition was equal in amount to the Carrying Value with respect to such Asset as of such date.

         (iii) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such Contributed Property on the date it was acquired by the Company was equal to the Agreed Value of such Contributed Property. Upon any adjustment pursuant to Section 6.01(d) or 6.01(e) to the Carrying Value of any Assets of the Company subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such Assets shall be determined (A) as if the adjusted basis of such Assets was initially equal to the Carrying Value of such Assets immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if any of such Assets has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Tax Matters Member may adopt.

         (iv) If the Company's adjusted basis in a depreciable or cost recovery Asset is reduced for income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of reduction shall, solely for the purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the fiscal year of the Company during which such Asset is placed in service and shall be allocated among the Members pursuant to Sections 6.02, 6.03 and
6.04 and any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Members to whom such deemed deduction was allocated.

                 (c) A transferee of a Membership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Membership Interest so transferred. If, however, the transfer causes a termination of the Company under Section 708(b)(1)(B) of the Code, the Assets of the Company shall be deemed to have been contributed to a new company which will be deemed to be a continuation of, and successor to, the Company, and the Company will be deemed to make liquidating distributions of the interests in such new company to the Members (including any transferee of a Membership Interest that is a party to the transfer causing such termination) pursuant to
Article XI. Any such deemed distribution shall be treated as an actual distribution for purposes of this Section 6.01. In such event, the Carrying Values of the Assets of the Company shall be adjusted immediately prior to such deemed contribution and distribution pursuant to Section 6.01(e), and such Carrying Values shall then constitute the Agreed Values of such Assets upon such deemed contribution to the reconstituted company. The Capital Accounts of such reconstituted company shall be maintained in accordance with the principles of this Section 6.01.

                 (d)      Consistent with the provisions of Treasury Regulation
Section 1.704-1(b)(2)(iv)(f), upon an issuance of additional Membership Interests for cash or Contributed Property, the Capital Accounts of the Members and the Carrying Value of all Assets of the Company immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Assets, as if such Unrealized Gain or Unrealized Loss had been recognized on a sale of such Assets immediately prior to such contribution for an amount equal to its fair market value. Any Unrealized Gain or Unrealized Loss attributable to such Assets shall be allocated in the manner set forth in Section 6.02(b). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Assets of the Company (including cash or cash equivalents) immediately prior to the issuance of additional Membership Interests shall be determined by the Tax Matters Member using such reasonable method of valuation as it may adopt.

                 (e) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Assets of the Company (other than a distribution of cash that is not in redemption or retirement of a Membership Interest), the Capital Accounts of all Members and the Carrying Value of all Assets of the Company shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Assets, as if such Unrealized Gain or Unrealized Loss had been recognized on a sale of such Assets immediately prior to such distribution for an amount equal to its fair market value. Any Unrealized Gain or Unrealized Loss attributable to such Assets shall be allocated in the same manner as set forth in Section 6.02(b). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Assets of the Company (including cash or cash equivalents) immediately prior to a distribution shall be determined and allocated among such Assets by the Tax Matters Member using such reasonable method of valuation as it may adopt.

                 (f) If the Company's items of income, gain, loss or deduction are adjusted by any taxing authority by reason of a transaction between the Company and a member of a group of organizations under common ownership or control (of which the Company is also a member), including adjustments pursuant to Section 482 of the Code or any similar provisions under state, local or foreign Law (any such adjustment, a "Tax Adjustment") and such Tax Adjustment results in a deemed Capital Contribution to the Company by any Member or a deemed distribution by the Company to any Member, (i) the Capital Account of any Member that is deemed to have made any such Capital Contribution shall be increased by the amount of such Capital Contribution and (ii) the Capital Account of any Member that is deemed to have received any such deemed distribution shall be reduced by the amount of such distribution. In general, the adjustments to Capital Accounts pursuant to this Section 6.01(f) are intended to cause, after taking into account the adjustments to Capital Accounts pursuant to this Section 6.01(f) and Section 6.02(c)(ix), the balance in each Member's Capital Account, to the extent possible, to be equal to the balance which would have been in such Capital Account if no Tax Adjustment had occurred.

                 Section 6.02. Allocations for Capital Account Purposes. (a) For purposes of allocating among the Members the items computed under Section 6.01(b) to be reflected in the Capital Accounts of the Members, subject to the special allocations set forth in Section 6.02(c), all items of income, gain, loss, deduction and credit of the Company taken into account in computing Net Income or Net Loss with respect to any fiscal year of the Company, shall be allocated among the Members in each fiscal year of the Company (or portion thereof) in accordance with their Percentage Interests. For purposes of allocating items of income, gain, loss, deduction and credit among the Members in any fiscal year of the Company during which the Percentage Interests of the Members change as a result of any event, such items shall be allocated as if the books of the Company were closed on the date of such change in Percentage Interests.

                 (b) After giving effect to the special allocations set forth in 6.02(c), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for the fiscal year that includes the date on which the Company is liquidated (and any subsequent fiscal year) shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.02(b) shall be made after balances of the Capital Accounts have been adjusted by all other allocations provided under this Section 6.02 and after all distributions provided under Section 6.04 have been made.

                 If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 6.01(d) or (e)), such Net Termination Gain shall be allocated among the Members in the following manner (and the Capital Accounts of the Members shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

         (i) first, to each Member having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Members, until each such Member has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;

         (ii) second, 100% to the Members whose Capital Accounts have a balance which is less than the product of (A) the Percentage Interest of such Member times (B) the total balance of the Capital Accounts of all Members until, to the extent possible, the relative ratios of the balances of the Capital Accounts of the Members are equal to their respective Percentage Interests; and

         (iii) third, to the Members in accordance with their respective Percentage Interests.

                 If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 6.01(d) or 6.01(e)), such Net Termination Loss shall be allocated among the Members in the following manner (and the Capital Accounts of the Members shall be decreased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

         (i) first, 100% to the Members whose Capital Accounts have a balance which is greater than the product of (A) the Percentage Interest of such Members times (B) the total of the balances of the Capital Accounts of all Members until, to the extent possible, the relative ratios of the balances of the Capital Accounts of the Members are equal to their respective Percentage Interests; and

         (ii) second, to the Members in accordance with their respective Percentage Interests.

                 (c) Notwithstanding the foregoing, the following special allocations shall be made:

         (i) Notwithstanding any other provision of this Section 6.02, if there is a net decrease in the amount of any Partnership Minimum Gain during any taxable year of the Company, each Member shall be allocated items of income and gain of the Company for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision.
For purposes of this Section 6.02(c), the balance of the Adjusted Capital Account of each Member shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.02(c) with respect to such taxable year (other than an allocation pursuant to Sections 6.02(c)(v) and 6.02(c)(vi)). This Section 6.02(c)(i) is intended to comply with the minimum gain chargeback requirement of Treasury Regulation Section 1.704-2(f) and shall be interpreted and applied in a manner consistently therewith.

         (ii) Notwithstanding any other provision of this Section 6.02 (other than Section 6.02(c)(i)), except as provided in Treasury Regulation
Section 1.704-2(i)(4), if there is a net decrease in the amount of any Partner Nonrecourse Debt Minimum Gain during any taxable year of the Company, any Member with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable year shall be allocated items of income and gain of the Company for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.02(c), the balance of the Adjusted Capital Account of each Member shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this
Section 6.02(c), other than Section 6.02(c)(i) and other than an allocation pursuant to Sections 6.02(c)(v) and 6.02(c)(vi), with respect to such taxable period. This Section 6.02(c)(ii) is intended to comply with the minimum gain chargeback requirements of Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted and applied consistently therewith.

         (iii) If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6),
items of income and gain of the Company shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in the Adjusted Capital Account of such Member created by such adjustments, allocations or distributions as quickly as possible.

         (iv) In the event that any Member has a deficit balance in its Adjusted Capital Account at the end of any taxable period of the Company, such Member shall be specially allocated items of gross income and gain of the Company in the amount of such excess as quickly as possible;

provided, however, that an allocation pursuant to this Section 6.02(c)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 6.02 have been tentatively made as if this Section 6.02(c)(iv) were not in this Agreement.

         (v) Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their Percentage Interests. If the Tax Matters Member determines in its good faith discretion that the Nonrecourse Deductions of the Company must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Tax Matters Member is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

         (vi) Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

         (vii) For purposes of Treasury Regulation Section 1.752-3(a)(3), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Members in accordance with the manner in which it is reasonably expected that the deductions attributable to those excess Nonrecourse Liabilities will be allocated.

         (viii) To the extent an adjustment to the adjusted tax basis of any Asset of the Company pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall treated as an item of gain (if the adjustment increases the basis of the Asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their respective Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

         (ix) In the event that a deduction or loss is imputed to the Company as a result of the imputation of income or gain to any Member by any taxing authority, such resulting deduction or loss shall be allocated among the Members in the same proportion as the Members are required to recognize the corresponding income or gain. In the event that income or gain is imputed to the Company as a result of the imputation of a deduction or loss to any Member, such resulting income or gain shall be allocated among the Members in the same proportion as the Members are required to recognize the corresponding deduction or loss. In general, the allocations pursuant to this Section 6.02(c)(ix), are intended to cause, after taking into account this Section 6.02(c)(ix) and the adjustments to Capital Accounts pursuant to Section 6.01(f), the balance of the Capital Account of each Member, to the extent possible, to be equal to the balance such Capital Account would have had if no Tax Adjustment had occurred.

         (x) Notwithstanding any other provision of this Section 6.02, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Member pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Member under the Agreed Allocations had the Required Allocations and the related Curative Allocations not otherwise been provided in this Section 6.02. Notwithstanding the preceding sentence, Required Allocations relating to (A) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (B) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.02(c)(x) shall only be made with respect to Required Allocations to the extent that the Tax Matters Member reasonably determines that such Required Allocations will otherwise be inconsistent with the economic agreement among the Members. Further, allocations pursuant to this Section 6.02(c)(x) shall be deferred with respect to allocations pursuant to clauses (A) and (B) hereof to the extent the Tax Matters Member reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

                 Section 6.03. Allocations for Tax Purposes. (a) Except as otherwise provided herein, for tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.02.

                 (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for tax purposes among the Members as follows:

         (i) (A) in the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under
Section 704(c) of the Code that takes into account the variation between the Agreed Value of such Contributed Property and its adjusted basis at the time of contribution; and

         (B) except as otherwise provided in Section 6.03(b)(iii), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.02(a);

         (ii) (A) in the case of an Adjusted Property, such items shall (x) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such Adjusted Property and the allocations thereof pursuant to Section 6.01(d) or 6.01(e), and (y) second, in the event such Adjusted Property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 6.03(b)(i); and

         (B) except as otherwise provided in Section 6.03(b)(iii), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.02(a);

         (iii) any items of income, gain, loss, or deduction otherwise allocable under Sections 6.03(a), 6.03(b)(i)(B) or 6.03(b)(ii)(B), at the election of the Tax Matters Member, shall be subject to allocation in the manner allowed under Treasury Regulation Section 1.704-3 to eliminate Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the "ceiling" limitation (under Section 704(c) of the Code or related principles) to the allocations provided under Sections 6.03(b)(i)(A) or 6.03(b)(ii)(A);

         (iv) notwithstanding anything to the contrary contained in this Agreement, the Company shall not elect to eliminate Book-Tax Disparities pursuant to Treasury Regulation Section 1.704-3(d) and shall limit the curative allocations under Treasury Regulation Section 1.704-3(c) to income, gain, loss and deductions attributable to Assets of the Company with respect to which the Book-Tax Disparity exists; and

         (v) notwithstanding anything to the contrary contained in this Agreement, it is not intended that items of income or gain be allocated under this Section 6.03(b) and Treasury Regulation Section 1.704-3 with respect to an intangible Asset of the Company that is not an "amortizable section 197 intangible" under Section 197(f)(9) of the Code, even though the Tax Matters Member may elect, pursuant to Section 6.01(b)(iii), to amortize the Carrying Value with respect to such intangible Asset for purposes of maintaining the Capital Accounts of the Members.

                 (c) Any gain allocated to the Members upon the sale or other taxable disposition of any Asset of the Company shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.03, be characterized as Recapture Income in the same proportions and to the same extent as such Member (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

                 (d) All items of income, gain, loss, deduction and credit recognized by the Company for tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

                 (e) As between a transferor and transferee of any Membership Interest, each item of income, gain, loss, deduction or credit attributable to the transferred Membership Interest shall, for tax purposes, be allocated among the transferor and transferee as if the books of the Company were closed on the date of the transfer and (i) all items of income, gain, loss, deduction or credit attributable to the period ending on or before the date of the transfer shall be allocated to the transferor and (ii) all items of income, gain, loss, deduction or credit attributable to the period beginning on the day after the date of the transfer shall be allocated to the transferee.

                 Section 6.04. Distributions. At such time or times as the Board determines, the Company shall make distributions of cash to the Members in proportion to their respective Membership Interests on the date of such distribution.

                 Section 6.05. Distributions in Kind. The Company may distribute Assets of the Company to the Members in kind as the Members may unanimously agree. All distributions of Assets of the Company in kind (other than in connection with the winding up and liquidation of the Company) shall be made in proportion to the respective Percentage Interests of the Members on the date of any such distribution and may be (as the Members specifically provide) subject to existing Liabilities.

                 Section 6.06. Limitations on Distributions. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make any distribution of any of its Assets to a Member to the extent that such distribution is not permitted under the Act; provided, however, that a Member who receives a distribution of any Assets of the Company that is not permitted under the terms of Section 18-607 of the Act shall have no Liability under the Act or this Agreement to return such distribution unless the Member knew that such distribution violated the terms of such Section.

                                  ARTICLE VII

                               Board of Managers

                 Section 7.01. Management. Except as otherwise provided by applicable Law or by express provision of the Certificate of Formation or this Agreement, the direction and management of the affairs of the Company and the control and disposition of its Assets shall be vested in a board of managers (the "Board"). In addition to the powers and authorities expressly conferred upon the Board by this Agreement, the Board may exercise all the powers of the Company and do all such lawful acts and things as are not by applicable Law, the Certificate of Formation or this Agreement directed or required to be exercised or done by the Members.

                 Section 7.02. Actions Requiring Board Approval. The Company may not take any of the following actions unless such action is required by this Agreement or has been approved by a majority of the Whole Board:





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         (a)     any amendment to the Certificate of Formation of the Company or this Agreement, including any change in the name of the Company or its purpose, scope or structure;

         (b) adoption of the Company's financial statements and business reports;

         (c) any change in the Capital Contributions or Capital Accounts of the Members;

         (d) approval of the Annual Business Plan or any material revision to the Annual Business Plan;

         (e) any making of, or any commitment to make, any Major Expenditure or Major Acquisition;

         (f) any borrowing of funds by the Company from any Member or any other Person or the issuance of any bonds, debentures or other debt or equity securities;

         (g) the sale, transfer, lease or otherwise disposition of any Asset of the Company (other than pursuant to a Contract entered into pursuant to an Annual Business Plan) if the aggregate fair market value of the Assets disposed of in a single transaction exceeds $75,000;

         (h) the incurrence of any Lien (other than a Permitted Lien) on any Asset of the Company;

         (i) the discontinuation of the business of the Company or the liquidation of the Company;

         (j) any action which would constitute an event of Bankruptcy with respect to the Company;

         (k) any change in the distribution of the profits or retained earnings of the Company;

         (l) the initiation of any litigation or arbitration or other proceedings, or the settlement of any disputes, involving Claims in excess of $75,000;

         (m)     the appointment of any successor to the President; and

         (n) the selection of a firm of independent certified public accountants to audit the books of account of the Company and outside attorneys to represent the Company.

In the event that a majority of the Board fails to approve or disapprove of any of the foregoing matters which is submitted to the Board for its consideration within 30 days of its submission to the Board, the Representatives shall promptly, but in any event within ten days after the expiration of





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such 30-day period, advise their respective chief executive officers ("CEOs")
of such failure and submit such matter to their respective CEOs for resolution.

                 Section 7.03. Number, Qualification and Term of Office. (a) Until the number of Managers constituting the whole Board is changed by an amendment to this Agreement, the number of Managers constituting the whole Board (the "Whole Board") shall be ***. Each Representative shall (i) be a director, officer or employee of the Member that appointed such Representative (or an Affiliate of such Member) and (ii) be the agent of the Member that designated such Representative. Accordingly, (A) each Representative shall act (or refrain from acting) with respect to the business and affairs of the Company solely in accordance with the wishes of the Member that designated such Representative and (B) no Representative shall owe (or be deemed to owe) any duty (fiduciary or otherwise) to the Company or to any Member other than the Member that designated such Representative; provided, however, that nothing contained in this Agreement is intended to or shall relieve or discharge any Representative or Member from liability to the Company or the Members on account of any fraudulent or intentional misconduct of or a knowing violation of Law by such Representative or any transaction from which a Manager derived an improper personal benefit and, provided further, that each Representative shall not disclose any material information regarding the business of the Company and shall not use such information, in either case, in any manner not related to the business of the Company.

                 (b) No decrease in the number of Managers shall have the effect of requiring the removal of, or shortening the term of, any Manager then in office. No Manager needs to be a Member or a resident of the State of Delaware.

                 (c) Each Manager shall serve for a term of office commencing on the effective date of his or her appointment until the first annual meeting of the Members held after the effective date of his or her appointment and until his or her successor shall have been duly appointed and qualified or until his or her earlier death, resignation or removal. Any Manager whose term of office is scheduled to expire may be appointed to succeed himself or herself.

                 Section 7.04. Appointments. Appointments of persons to the Board shall be made by BP (in the case of the BP Representatives) and by Sterling (in the case of the Sterling Representatives). Appointments to the Board by a Member shall be set forth in a notice to the Board and the other Members, each such notice to set forth the exact name of each person so appointed and such person's age, principal occupation, business and residence address and telephone number. Notwithstanding anything in this Agreement to the contrary, only persons who are appointed to the Board in accordance with the procedures set forth in this Section 7.04 (or who are appointed pursuant to Section 7.07 below) shall be appointed as Managers.

                 Section 7.05. Resignation. Each Manager shall have the right to resign at any time upon written notice thereof to the Board or the President of the Company. Unless otherwise specified in the notice, any such resignation shall take effect upon receipt thereof, and the acceptance of such resignation shall not be necessary to make it effective.





                                      -31-
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                 Section 7.06.  Removal.  BP may remove any BP Representative at any time, with or without cause, and Sterling may remove any Sterling Representative at any time, with or without cause. The Board may not remove any Manager. Except as otherwise provided in this Section 7.06, a Manager may not be removed prior to expiration of his or her term as Manager.

                 Section 7.07. Vacancies. A vacancy shall be declared in any seat on the Board upon (a) the death, resignation or removal of the occupant thereof or (b) any increase in the number of Managers in accordance with this Agreement. Any vacancy occurring in the Board which results from the death, resignation or removal of a BP Representative may only be filled by BP and any vacancy occurring the Board which results from the death, resignation or removal of a Sterling Representative may only be filled by Sterling. Any Manager so elected shall serve for the remaining portion of the term of the Manager whose death, resignation or removal resulted in such vacancy and until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. In the event that the number of Managers constituting the Board is increased, the vacancy resulting from such increase may only be filled by a majority of the Managers then in office and any Manager so appointed shall serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

                 Section 7.08. Regular Meetings. The annual meeting of the Board shall be held on such date and at such time and place as the Board shall from time to time determine. At each annual meeting of the Board, the Board shall (a) subject to Section 8.01, elect officers of the Company to succeed any officers whose terms of office are scheduled to expire and (b) transact such other business as may lawfully come before the meeting. The annual meeting of the Board shall be deemed to be a regular meeting. Additional regular meetings of the Board shall be held on such dates and at such times and places as the Board shall from time to time determine; provided, however, that (i) the Board shall have at least four regular meetings during each calendar year and (ii) at least two of such meetings shall be held in person (i.e., without any participation by members of the Board by means of conference telephone or similar communications equipment). At each additional regular meeting of the Board, the Board shall transact such business as may lawfully come before such meeting. The Secretary of the Company shall give at least 30 days' advance notice of the time, place and date of each regular meeting to each Manager, which notice shall include the agenda for the meeting. Any Member may, with at least one business day's advance notice, add items to the agenda for the meeting; provided, however, that if the item of business is approval of any matter described in Section 7.02 above, the other Managers must receive at least 30 days' advance notice that such item will be considered at the meeting. Unless otherwise agreed by a majority of the Whole Board, the only matters which will be considered at a regular meeting of the Board shall be those items set forth in the agenda provided with the notice of the meeting and any items added to such agenda by a Member in accordance with the notice provisions of this Section 7.08. Each Manager shall be solely responsible for the payment of any and all costs and expenses incurred in connection with the participation by such Manager in or at any regular meeting of the Board.





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
                 Section 7.09. Special Meetings. Special meetings of the Board shall be held whenever called by the Secretary of the Company upon the request of the Chairman of the Board or the President of the Company or upon the request of at least one of the BP Representatives and at least one of the Sterling Representatives. The Secretary of the Company shall give at least 48 hours' advance notice of the date, time, place and purpose of each such special meeting to each Manager. Business transacted at any special meeting of the Board shall be limited to the purposes stated in the notice or any waivers of notice of such meeting. Each Manager shall be solely responsible for the payment of any and all costs and expenses incurred in connection with the participation by such Manager in or at any special meeting of the Board.

                 Section 7.10. Discussions Among Members and Representatives. Each of the Members acknowledges and agrees that it will not, and will cause its Representatives to not, disclose to or discuss with any other Member or any Representatives of any other Member, information regarding such Member's operations and related to any of the following matters:

         (a) prices, pricing formulas, discounts, credit terms or any other Contract terms or conditions of sale with respect to the sale of any product, co-product or by-product in the United States, Canada or Mexico;

         (b) markets, customers or marketing strategies for the sale of products, co-products or by-products in the United States, Canada or Mexico, including any refusal to deal with any customer or potential customer;

         (c) sales results for products, co-products or by-products in the United States, Mexico or Canada;

         (d) imports of products, co-products or by-products into the United States, Mexico or Canada;

         (e) profits projections or analyses in the United States, Canada or Mexico;

         (f) confidential, individual statistical data or competitive plans or forecasts for the United States, Mexico or Canada; or

         (g) bids or an intent to bid or not bid for any Contract, standardization of bidding or any other kind of communication with respect to bidding or not bidding for Contracts in the United States, Mexico or Canada;

provided, however, that the foregoing restriction shall not apply to the disclosure or discussion of any information to the extent that such information is in the public domain and such disclosure or discussion is limited to purposes which are reasonably necessary for the exporting activities of the Company. In addition, each of the Members acknowledges and agrees that it will not, and will cause its Representatives to not, discuss any business of the Company through informal meetings or other





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interactions with any other Member or any Representatives of any other Member, it being the intention of the Members that all such discussions shall take place at meetings of the Board.

                 Section 7.11. Quorum and Voting. The presence of a majority of the Whole Board, in person or by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business at all meetings of the Board. The vote of a majority of the Whole Board at any such meeting at which there is a quorum shall decide any matter properly submitted to such meeting unless the matter is one upon which the vote of a greater number of the Managers is required by applicable law or by express provision of the Certificate of Formation or this Agreement, in which event the vote of such
greater number shall govern and control the decision of such matter.   If at
any meeting of the Board there shall be less than a quorum present, a majority of the Managers present may adjourn the meeting from time to time until a quorum is obtained. A meeting of the Board at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Managers; provided, however, that no action of the remaining Managers shall constitute the act of the Board unless the action is approved by at least a majority of the Whole Board or such greater number of Managers as shall be required by applicable Law or by express provision of the Certificate of Formation or this Agreement. Attendance by a Manager at a meeting shall constitute a waiver of notice of such meeting except where such Manager attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                 Section 7.12. Proxies. (a) Each Manager may, by a proxy executed in writing by such Manager or by his or her duly authorized attorney-in-fact, authorize another person or persons to act for him or her, to vote at any meeting of the Board or to express consent or dissent to any action of the Company without a meeting. Each such proxy shall be filed with the Secretary of the Company at or before the beginning of any meeting at which such proxy is to be voted. Unless otherwise provided therein, no proxy shall be valid after the term of the Manager issuing such proxy has expired or, in any event, after three years from the date of its execution. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by applicable Law.

                 (b) A proxy shall be deemed signed if the Manager's name is placed on the proxy (whether by manual signature, electronic transmission or otherwise) by the Manager or his or her attorney-in-fact. In the event any proxy shall designate two or more persons to act as proxies, a majority of such persons present at the meeting (or, if only one shall be present, then that one) shall have and may exercise all the powers conferred by the proxy upon all the persons so designated unless the proxy shall otherwise provide.

                 (c) Except as otherwise provided by applicable Law, the Certificate of Formation or his Agreement, the Board may, in advance of any meeting of the Managers, prescribe additional regulations concerning the manner of execution and filing of proxies (and the validation of same) which may be voted at such meeting.





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                 Section 7.13. Action by Written Consent.  Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all members of the Board and such consent shall have the same force and effect as a unanimous vote at a meeting. All such written consents shall be filed with the minutes of proceedings of the Board.

                 Section 7.14. Telephonic Meetings. Unless otherwise restricted by the Certificate of Formation or this Agreement, members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                 Section 7.15. Interests in Other Entities. Any action required or permitted to be taken by the Company in its capacity as a member, stockholder or holder of any other equity interest in any other entity may only be taken upon the affirmative vote of a majority of the Whole Board.

                 Section 7.16. Indemnification of Managers, Officers and Others. (a) The Company (i) shall, to the maximum extent permitted from time to time under the Laws of the State of Delaware, indemnify every person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a Manager or officer of the Company or is or was serving at the request of the Company as a manager, director, officer or fiduciary of another Person (each such person, a "Company Fiduciary"), and (ii) may, to the maximum extent permitted from time to time under the Laws of the State of Delaware, indemnify every person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was an employee or agent of the Company or any of its direct or indirect subsidiaries or is or was serving at the request of the Company or any of its direct or indirect subsidiaries as an employee or agent of another Person, against expenses (including counsel fees), judgments, fines and amounts paid or owed in settlement actually and reasonably incurred by such person or rendered or levied against such person in connection with such action, suit or proceeding; provided, however, that no indemnification shall be made to any person under this Section 7.16(a) unless such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful. Any person seeking indemnification under this Section 7.16(a) shall be deemed to have met the standard of conduct required for such indemnification unless the contrary is established.

                 (b) The Company (i) shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify every person who is or was a party or who is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a Company Fiduciary, and (ii) may, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify every person who is or was a party or who is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an employee or agent of the Company or any of its direct or indirect subsidiaries or is or was serving at the request of the Company or any of its direct or indirect subsidiaries as an employee or agent of another Person against expenses (including counsel fees) actually and reasonably incurred by such person in connection with the defense or settlement or such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification shall be made to any person under this Section 7.16(b) with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

                 (c) Unless otherwise determined by the affirmative vote of a majority of the Whole Board, no indemnification shall be made to any person under Section 7.16(a) or Section 7.16(b):

         (i) for amounts actually paid to such person pursuant to one or more policies of managers, directors and officers liability insurance maintained by the Company or pursuant to a trust fund, letter of credit or other security or funding arrangement provided by the Company; provided, however, that if it should subsequently be determined that such person is not entitled to retain any such amount, this clause (i) shall no longer apply to such amount;

         (ii) in respect of remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that payment of such remuneration was in violation of applicable Law;

         (iii) on account of such person's conduct which is finally adjudged to constitute willful misconduct or to have been knowingly fraudulent, deliberately dishonest or from which such person derives an improper personal benefit; or

         (iv) on account of any suit in which final judgment is rendered against such person for an accounting of profits made from the sale or purchase by such person of securities of the Company pursuant to the provisions of
Section 16(b) of the Securities Exchange Act of 1934, as amended.

                 (d) Expenses, including counsel fees and court costs, actually and reasonably incurred by a Company Fiduciary in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Fiduciary to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this
Section 7.16. Such expenses incurred by other employees and agents of the Company and other persons eligible for indemnification under this Section 7.16 may be paid upon such terms and conditions, if any, as the Board deems appropriate.

                 (e) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.16 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of Law, the Certificate of Formation, the certificate of incorporation or bylaws or other governing documents of any direct or indirect subsidiary of the Company, under any agreement, vote of Members or disinterested Managers or under any policy or policies of insurance maintained by the Company on behalf of any person or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding any of the positions or having any of the relationships referred to in this Section 7.16.

                 (f) The provisions of this Section 7.16 (i) are for the benefit of, and may be enforced directly by, each Company Fiduciary, the same as if set forth in their entirety in a written instrument executed and delivered by the Company and such Company Fiduciary, and (ii) constitute a continuing offer to all present and future Company Fiduciaries. The Members, on behalf of the Company, (A) acknowledge and agree that each present and future Company Fiduciary has relied upon and will continue to rely upon the provisions of this Section 7.16 in becoming, and serving as, a Company Fiduciary, (B) waive reliance upon, and all notices of acceptance of, such provisions by such Company Fiduciaries and (C) acknowledge and agree that no present or future Company Fiduciary shall be prejudiced in his or her right to enforce directly the provisions of this Section 7.16 in accordance with their terms by any act or failure to act on the part of the Company.

                 (g) The provisions of this Section 7.16 shall continue as to any person who has ceased to be a Company Fiduciary and shall inure to the benefit of the estate, executors, administrators, heirs, legatees and devisees of any person entitled to indemnification under this Section 7.16.

                 (h)      No amendment, modification or repeal of this Section
7.16 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Company Fiduciary to be indemnified by the Company, nor the obligation of the Company to indemnify any such Company Fiduciary, under and in accordance with the provisions of this Section 7.16 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising, in whole or in part, from a state of facts extant on the date of, or relating to matters occurring prior to, such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                 (i) For purposes of this Section 7.16, references to the Company shall be deemed to include any predecessor Person and any constituent Person absorbed in a merger, consolidation or other reorganization of or by the Company which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors, officers, employees, agents and fiduciaries so that any person who was a manager, director, officer, employee, agent or fiduciary of such predecessor or constituent Person, or served at the request of such predecessor or constituent Person as a manager, director, officer, employee, agent or fiduciary of another Person, shall stand in the same position under the provisions of this Section 7.16 with respect to the Company as such person would have with respect to such predecessor or constituent Person if its separate existence had continued.

                                  ARTICLE VIII

                                    Officers

                 Section 8.01. Number, Election, Qualification and Term of Office. (a) The officers of the Company shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may be determined by the Board from time to time. At each annual meeting of the Board at which a quorum shall be present, a Majority of the Whole Board shall elect officers of the Company to succeed any officers whose terms of office are scheduled to expire; provided, however, that the sole right to appoint the Chairman of the Board shall alternate between Sterling and BP for the periods between the annual meetings of the Board, with Sterling having the sole right to appoint, remove and replace the Chairman of the Board during the period commencing on the formation of the Company and continuing thereafter until, but not including, the first annual meeting of the Board. Any two or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person. No officer (other than the Chairman of the Board) needs to be a Manager. No officer needs to be a Member or a resident of the State of Delaware.

                 (b) Each officer of the Company shall serve a term of office commencing on the effective date of his or her election until the first annual meeting of the Board held after the effective date of his or her election and until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any officer whose term of office is scheduled to expire may be elected or appointed to succeed himself or herself. Unless otherwise unanimously agreed by the Members, the President of the Company must be an employee of BP or one or more of its Affiliates.

                 Section 8.02. Resignation. Any officer shall have the right to resign at any time upon written notice thereof to the Board or the President of the Company. Unless otherwise specified in the notice, any such resignation shall take effect upon receipt thereof, and the acceptance of such resignation shall not be necessary to make it effective.

                 Section 8.03. Removal. The Chairman of the Board may be removed at any time, with or without cause, by the Member that appointed the Chairman of the Board. The President of the Company may be removed at any time, with or without cause, (i) upon the affirmative vote of two of the Managers and the delivery of written notice to the President by such Managers at least three months prior to the effective date of such removal, or (ii) upon the affirmative vote of a majority of the Whole Board. Each of the other officers of the Company may be removed at any time by the affirmative vote of a majority of the Whole Board, with or without cause. The removal of any officer of the Company shall be without prejudice to the rights, if any, of such officer under any employment agreement or other Contract between such officer and the Company which is in effect at the time of the removal of such officer. Election of an officer shall not of itself create contract rights. Except as otherwise provided in this Section 8.03, an officer of the Company may not be removed prior to expiration of his or her term.

                 Section 8.04. Vacancies. Whenever a vacancy shall occur in the office of the Chairman of the Board, such vacancy may only be filled by the Member entitled to appoint the Chairman of the Board pursuant to Section 8.01(a) at the time of such vacancy by the appointment of a new Chairman of the Board. Whenever a vacancy shall occur in any other office of the Company, such vacancy may only be filled by a majority of the Whole Board. Any officer appointed or elected to fill a vacancy in any office of the Company pursuant to this section 8.04 shall hold such office until the date of the next annual meeting of the Board held after the date of his or her appointment or election and until his or her successor shall have been duly appointed or elected and qualified or until his or her earlier death, resignation or removal.

                 Section 8.05. Attendance at Meetings of the Board. The Chairman of the Board shall call all meetings of the Board to order, and shall act as chairman of such meetings, but in the absence of the Chairman of the Board, a majority of the Whole Board may appoint any Manager present to act as chairman of the meeting. The Secretary of the Company shall act as secretary of all meetings of the Board, but in the absence of the Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting.

                 Section 8.06. Chairman of the Board. The Chairman of the Board, if present, shall preside at all meetings of the Board, shall be the principal officer of the Company and shall perform such other duties as may be assigned to him or her by the Board. The Chairman of the Board shall have the power to sign all certificates, Contracts and other instruments of the Company which may be authorized by the Board.

                 Section 8.07. President. The President shall be the Chief Executive Officer of the Company and, subject to the control of the Board, shall have general charge and supervision of the administration of the activities and affairs of the Company. The President shall see that all orders and resolutions of the Board are carried into effect. The President may sign and execute all legal documents and instruments in the name of the Company when authorized to do so by the Board, shall prepare an Annual Business Plan and an annual budget showing expected receipts and expenditures for consideration by the Board, and shall perform such other duties as may be





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prescribed from time to time by the Board.  The Annual Business Plan shall be consistent with the provisions of this Agreement, the Certificate of Formation and the Joint Venture Agreement. The President shall also have the power to appoint and remove subordinate employees (other than officers of the Company) and to determine the terms and conditions of their employment; provided, however, that any employee of the Company who is a secondee of a Member shall receive benefits, at the expense of the Company, which are in the aggregate substantially equivalent to the benefits provided by such Member to its other employees. The President shall submit to the Board plans and suggestions for the activities of the Company, shall direct its general correspondence and shall present recommendations in each case to the Board for decision. The President shall also submit a report of the activities and affairs of the Company at each annual meeting of the Board and at other times when called upon to do so by the Board.

                 Section 8.08. Vice President(s). Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the President.

                 Section 8.09. Secretary. The Secretary shall have charge of the records and correspondence of the Company under the direction of the President, and shall be the custodian of the seal of the Company, if any. The Secretary shall give notice of and attend all meetings of the Board. The Secretary shall take and keep true minutes of all meetings of the Board of which, ex officio (but without a vote), the Secretary shall be the secretary. The Secretary shall discharge such other duties as shall be prescribed from time to time by the President or the Board.

                 Section 8.10. Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him or her by the Board, the President or the Secretary. In case of the absence or disability of the Secretary, the Assistant Secretary designated by the President (or, in the absence of such designation, the Secretary) shall perform the duties and exercise the powers of the Secretary during the period of such absence or disability. In no event shall any third party having dealings with the Company be bound to inquire as to any facts required by the terms of this
Section 8.10 for the exercise by any Assistant Secretary of the powers of the Secretary.

                 Section 8.11. Treasurer. The Treasurer shall keep account of all moneys, credits and Assets of the Company which shall come into the Treasurer's hands and keep an accurate account of all moneys received and discharged. Except as otherwise ordered by the Board, the Treasurer shall have the custody of all the funds and securities of the Company and shall deposit the same in such banks or depositories as the Board shall designate. The Treasurer shall keep proper books of account and other books showing at all times the amount of the funds and other Assets belonging to the Company, all of which books shall be open at all times to the inspection of the Board. The Treasurer shall also submit a report of the accounts and financial condition of the Company at each annual meeting of the Board. The Treasurer shall, under the direction of the Board, disburse all moneys and sign all checks and other instruments drawn on or payable out of the funds of the Company, which checks, however, may also be required by the Board to be signed by the President or one of the Vice Presidents, or in the case of their absence or disability, by such member of the Board as the Board shall designate. The Treasurer shall also make such transfers and alterations in the securities of the Company as may be ordered by the Board. In general, the Treasurer shall perform all duties which are incident to the office of Treasurer, subject to the supervision and control of the Board, and shall perform such additional duties as may be prescribed from time to time by the Board. The Treasurer shall give bond only if required by the Board.

                 Section 8.12. Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him or her by the Board, the President or the Treasurer. In case of the absence or disability of the Treasurer, the Assistant Treasurer designated by the President (or, in the absence of such designation, the Treasurer) shall perform the duties and exercise the powers of the Treasurer during the period of such absence or disability. In no event shall any third party having dealings with the Company be bound to inquire as to any facts required by the terms of this Section 8.12 for the exercise by any Assistant Treasurer of the powers of the Treasurer.

                 Section 8.13. Indemnification. Officers of the Company shall be entitled to be indemnified by the Company to the extent set forth in Section 7.16.





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                                   ARTICLE IX

                           Accounting and Tax Matters

                 Section 9.01. Books and Records; Right to Audit. The Company shall keep, at the principal office of the Company or at such other places as the Company shall inform the Members, true and accurate books of account and other records of the Company and shall make all reports in accordance with sound accounting practices and principles employing standards and procedures, and in a form, in conformity with GAAP. If, in the reasonable opinion of any Member, such practices do not readily provide for the preparation of quarterly financial reports in a form that it is accustomed to using in its own operations, then the detailed substance for the preparation of all necessary financial reports and all relevant cost reports shall be supplied to such Member by the Company at the Company's expense. In addition to any other rights they may have under the Laws of the State of Delaware as Members of the Company, each of the Members shall have the right to verify any information pertinent to this Agreement. Upon written request of any of the Members, from time to time, the Company shall provide to an independent third party accountant selected by the Member making the request, at reasonable times during normal business hours, subject to the receipt by the Company of an appropriate confidentiality agreement signed by such accountant, access to the Company's books, records and accounts relating to this Agreement, except as such access may be prohibited by Law or presently existing Third Party confidentiality agreements. Such independent accountant shall thereupon have the right to make copies of and abstracts from such books, records and accounts, at the expense of the requesting Member, which copies may be removed from the premises of the Company and retained by such accountant, subject to the terms of the confidentiality agreement signed by such accountant. Such account may report to the requesting Member only its conclusions resulting from such accountant's review of the Company's data and nothing else. All disputes arising from an audit shall be resolved in accordance with the provisions of
Section 12.11. Any expense incurred by a Member or its accountant in connection with an inspection of the Company's books or records or in connection with auditing such books and records shall be borne by such Member or agent and not the Company.

                 Section 9.02. Accrual Basis. The books and records of the Company shall be maintained for federal income tax purposes in accordance with the accrual method of accounting.

                 Section 9.03. Preparation of Tax Returns. The Tax Matters Member shall have the responsibility to arrange for the preparation and timely filing of all returns of the Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes. The Company's federal income tax information return shall be filed on or before August 15th of each year (assuming timely and proper filings have been made for an extension to such date, and if not, on or before the required filing date). The Members agree to furnish to the Tax Matters Member on or before June 1st of each year all information necessary for the preparation and filing of such returns. The Tax Matters Member shall provide to the Members a draft of the federal income tax information return for the Company annually on or before July 15th of the year following the year for which such return is prepared. Each Member shall review the draft and provide written comments thereon within 30 days after receipt of the draft. If comments are not provided within such 30-day period, the draft return shall be deemed approved by the Members.

                 Section 9.04. Tax Elections. (a) The following elections shall be made on behalf of the Company for federal income tax purposes:

         (i)     to adopt the calendar year as the fiscal year of the Company;

         (ii)    to adopt the accrual method of accounting;

         (iii) to use the maximum allowable accelerated tax method and the shortest permissible life for depreciation;

         (iv) to account for dispositions of depreciable Assets under the general asset method to the extent permitted under Section 168(i)(4) of the Code;

         (v) to amortize the organizational and startup expenses ratably over a period of 60 months;

         (vi) to be treated as a partnership for federal income tax purposes under Treasury Regulation Section 301.7701-3 and timely file Form 8832, Entity Classification Election;


         (vii)   to adopt the dollar value LIFO method of inventory accounting;
and

         (viii) the election described in Section 6231(a)(1)(B)(ii) of the Code to have Chapter 63, Subchapter C of the Code apply to the Company.

                 (b) The Company shall make the election under Section 754 of the Code (i) upon the request of a Transferee of a Membership Interest or
(ii) upon the request of a Member upon a distribution of Assets of the Company to such Member. The Board, upon notice to and consent by the Members, shall seek to revoke any such election upon the Board's determination that such revocation is in the best interests of the Members. No election shall be made by the Company, or on behalf of the Company, to have the Company be treated as other than a partnership for tax purposes, and the Company shall make any election required of it to be treated as a partnership for tax purposes.

                 Section 9.05. Tax Controversies. BP is hereby designated the "Tax Matters Member" to act on behalf of the Company as "Tax Matters Partner" pursuant to Section 6231 of the Code. The Tax Matters Member and each Member shall use commercially reasonable efforts to comply with the responsibilities outlined in this Section 9.05 and Code Section 6222 through Section 6233 and
Section 6050K (and the Treasury Regulations thereunder) and in doing so shall not incur any Liability to any other Member. Notwithstanding the Tax Matters Member's obligation to use commercially reasonable efforts in the fulfillment of its responsibilities, the Tax Matters Member shall not be required to incur any expenses for the preparation for, or pursuance of, administrative or judicial proceedings, unless the Members agree on a method for sharing such expenses.

                 Section 9.06.  Information Request by Tax Matters Member.
Each Member shall furnish the Tax Matters Member, within two weeks from the receipt of a request therefor, any information (including information specified in Code Section 6230(e) on partner identification and Section 6050K for transfers of Membership Interests) which the Tax Matters Member may reasonably request in order to comply with the requirements of furnishing information to the Internal Revenue Service.

                 Section 9.07. Statute of Limitations; Tax and Settlement Agreements. The Tax Matters Member shall not agree to any extension of the statute of limitations for making assessments on behalf of the Company without first obtaining the written consent of the Members. The Tax Matters Member shall not bind any Member to a settlement agreement in tax audits without obtaining the written concurrence of such Member. Any other Member who enters into a settlement agreement with the Secretary of the Treasury with respect to any Company items, as defined in Code Section 6231(a)(3), shall notify the other Members of the terms of such settlement within 90 days from the date of such settlement.

                 Section 9.08. Request for Administrative Adjustment. No Member shall file pursuant to Code Section 6227 a request for an administrative adjustment of Company items without first notifying the other Members. If the other Members agree with the requested adjustment, the Tax Matters Member shall file the request on behalf of the Company. If unanimous consent is not obtained within 30 days from such notice, or within the period required to timely file the request, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf.

                 Section 9.09. Judicial Proceedings. Any Member intending to file a petition under Code Section 6226 or Section 6228 or any other Code section with respect to any Company item, or other tax matters involving the Company, shall notify the other Members prior to such filing of the nature of the contemplated proceeding. In the case where the Tax Matters Member is the Member intending to file such petition, such notice shall be given within a reasonable time to allow the other Members to participate in the choice of the forum for such petition, and the Members shall mutually agree on an appropriate forum. If a Member intends to seek review of any court decision rendered as a result of such proceeding, such Member shall notify the other Members prior to seeking such review.

                 Section 9.10. Company Bank Account. All proceeds and cash receipts and other funds of the Company shall be deposited in one or more Company accounts in a bank approved by the Board. Such funds shall not be commingled with the funds of any Member or any other Person. All expenditures on behalf of the Company shall be made with funds withdrawn from the Company bank accounts.

                                   ARTICLE X

                        Transfer of Membership Interests

                 Section 10.01. Restrictions on Transfer of a Membership Interest. Except as otherwise provided in this Article X, no Member may Transfer all or any portion of its Membership Interest to any Person without the consent of the other Members; provided, however, that without obtaining the consent of the Members, any Member may (a) Transfer all or any part of its Membership Interest to an Affiliate of such Member, (b) Transfer all of its Membership Interest to a successor in interest of all or substantially all of the assets or business of such Member to which this Agreement relates (unless such successor in interest is, at the time of the proposed Transfer, a competitor of any other Member or is otherwise objectionable to any other Member for legitimate business reasons, and such objection is asserted in good faith and not waived by the Member asserting such objection) or (c) pledge, assign for security purposes or otherwise grant a Lien in all or any part of such Member's Membership Interest (each, a "Permitted Transfer"). As part of any Permitted Transfer pursuant to clause (a) or (b) above, the Member making the Transfer shall require the Transferee to deliver the document required by
Section 10.03 and the Member making such Transfer shall remain liable for the performance by such Transferee of the obligations of such Member under this Agreement unless the other Members agree otherwise in writing

                 Section 10.02. Right of Transferee to be Admitted to the Company. Subject to the provisions of this Article X, any Member may grant a Transferee of all or any part of its Membership Interest the right to be admitted to the Company as a Member, with such Percentage Interest as the Member and Transferee may agree; provided, however, that (a) in the event of a Transfer other than a Permitted Transfer, such Member obtains the consent of the other Members prior to the Transfer, which consent shall not be unreasonably withheld, delayed or conditioned, and (ii) the respective Membership Interests of the Member and Transferee shall in the aggregate equal the Percentage Interest of the Member making the Transfer prior to such Transfer.

                 Section 10.03. Transfer Documents. No Transfer (other than a Permitted Transfer under Section 10.01(c)) shall be recognized by the Company for any purpose until the Company has received a document which:

         (a) is executed by the Member making the Transfer, or such Member's representative, and the Transferee;

         (b) includes the address and numbers of the Transferee to be admitted to the Company as a Member for notification purposes and the Transferee's agreement to be bound by (i) this Agreement in respect of the Membership Interest or part thereof acquired and (ii) if the Member making the Transfer is a party to the Joint Venture Agreement, the Joint Venture Agreement;

         (c) sets forth the respective Percentage Interests of the Member making the Transfer and the Transferee immediately subsequent to the Transfer;

         (d) contains a representation and warranty that the Transfer was made in accordance with this Agreement, the Joint Venture Agreement (if applicable) and all applicable Laws; and

         (e) if the Transferee is to be admitted to the Company as a Member, such representations and warranties of the Transferee as the Company or any Member may reasonably require.

Each Transfer and, if applicable, admission to the Company shall be effective as of the first day of the calendar month immediately succeeding the month in which the all of requirements of this Section 10.03 have been met.

                 Section 10.04. Compliance with Securities Laws. Prior to the effectiveness of any Transfer or, if applicable, admission of the Transferee to the Company as a Member, the Membership Interest or part thereof subject to the Transfer and/or the admission of the Transferee to the Company must be either
(a) registered under the Securities Act of 1933, as amended, and any applicable state securities Laws or (b) exempt from any such registration. In addition, if requested by the Company or any Member, the Member making such Transfer must deliver to the Company a favorable opinion of legal counsel reasonably acceptable to the Company to the effect that (i) if such Transfer is not registered under the Securities Act of 1933, as amended, and all applicable state securities Laws, such Transfer is exempt from any such registration, and
(ii) such Transfer and/or
admission, when added to the total of all other sales, assignments or other Transfers made within the preceding 12 months, would not result in the Company being considered to have terminated within the meaning of the Code.

                 Section 10.05. Reimbursement of Costs. The Member making a Transfer and any Transferee admitted to the Company in connection with such Transfer shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Transfer and/or admission, including reasonable attorneys' fees, on or before the 30th day after receipt of the Company's invoice for the amount due. If payment is not made by the date due, the Member or Transferee owing such amount shall pay interest on the unpaid amount from the date that such payment is due until paid at a rate equal to the lesser of 10% and the maximum non-usurious rate permissible under applicable Law.

                 Section 10.06. Application to Transferees. All Transferees of all or any portion of a Member's Membership Interest shall be bound by, comply with and take such Membership Interest subject to the terms and conditions of this Agreement. Each Transferee shall be required to become a party to this Agreement by executing an adoption agreement in form and substance reasonably satisfactory to the Company and the other Members, whereupon such Person shall become a "Member" and shall have all of the rights and obligations of a "Member" under this Agreement, and such Membership Interest shall continue to be subject to the provisions of this Agreement.

                 Section 10.07. Transfer in Violation of the Agreement. Notwithstanding anything contained in this Agreement to the contrary, no Transfer of any Membership Interest may be made by a Member or shall be effective if the Transfer is not in strict compliance with this Agreement; provided, however, that all or any portion of this Agreement may be waived with the written consent of the Company and the other Members. Any attempted or purported Transfer of any Membership Interest in violation of this Agreement shall be null and void and of no force and effect. Any Member making a Transfer of its Membership Interest in violation of any of the terms of this Agreement will retain beneficial ownership of such Membership Interest, including the right to vote such Membership Interest and to receive all distributions with respect to such Membership Interest. The Company shall have the right and the obligation to treat any Transfer in violation of any of the terms of this Agreement as void and, in enforcing such right and obligation, the Company may, in addition and without prejudice to any and all other rights which may be available to the Company, hold and refuse to Transfer any Membership Interest or any certificate therefor presented to it for Transfer. If the Company receives notice of any attempted Transfer which would be in violation of the terms of this Agreement, it shall notify the other Members.

                                   ARTICLE XI

                           Winding Up and Liquidation

                 Section 11.01. Liquidation of Assets of the Company and Disposition of Proceeds. Except as otherwise provided in this Article XI, as soon as practicable following the occurrence of a Dissolution Event the business of the Company shall be wound up and the Company shall be dissolved and liquidated; provided, however, that this Agreement shall not terminate until the liquidation of the Company is complete in accordance with the provisions of this Article XI. The Board (or such Person as may be designated by the Board) shall act as the liquidator (the "Liquidator") and shall immediately proceed to wind up and terminate the Company affairs with full power and authority to do all acts necessary and in accordance with the terms of this Article XI. All actions taken by the Board, if it acts directly as Liquidator, significantly affecting the liquidation distributions of the Members must first receive approval of a majority of the Whole Board. The Liquidator shall:

         (a) as soon as possible after dissolution, and again after final liquidation, cause a proper accounting to be made of the Assets and Liabilities of the Company through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable, by an independent certified accountant;

         (b) pay from Company funds all of the Liabilities of the Company (including all expenses incurred in the liquidation and any loans from Members) or otherwise make adequate provision therefor (including the establishment of a cash escrow fund for any contingent Liabilities in such amount and for such term as the Liquidator may reasonably determine);

         (c) establish any reserves which the Liquidator deems necessary or advisable to provide for any contingent or unforeseen Liabilities of the Company or of the Liquidator arising out of or in connection with the Company; provided, however, that after the expiration of such period of time as the Liquidator deems advisable, the balance of such reserves remaining after payment of such contingencies shall be distributed in the manner hereinafter set forth in this Section 11.01; and

         (d) subject to the terms of the Joint Venture Agreement, distribute and allocate the remaining Assets of the Company among the Members, pro rata, in accordance with the balances in their respective Capital Accounts (after adjustment to reflect the allocations under Article VI).

All distributions made to the Member pursuant to clause (d) above shall be made either (i) within 90 days after the date of such liquidation or (ii) by the end of the fiscal year of the Company during which such liquidation occurs, whichever period shall expire later in time; provided, however, that the Company may withhold reserves established under Section 11.01(c) and receivables of the Company for the purpose of collecting any amounts due thereunder. Any amounts so withheld (or the proceeds of the collection of receivables so withheld) shall be distributed as soon as practicable to, and allocated among, the Members in the ratio of their respective Capital Accounts.

                 Section 11.02.  Partial Liquidation of Assets.
Notwithstanding anything contained in this Article XI to the contrary, if the Liquidator determines that a complete liquidation of all of the Assets of the Company would involve substantial Losses or be impractical or ill advised under the circumstances, or be undesirable for any reason, the Liquidator shall liquidate the portion of the Assets of the Company necessary to pay the expenses of liquidation and the Liabilities of the Company (excluding the Liabilities of the Company to the extent they are adequately secured by Liens on the Assets of the Company), and the remaining Assets of the Company shall be distributed to the Members (i) as tenants-in-common, (ii) partitioned in accordance with applicable Laws or (iii) distributed in such other reasonable manner as shall be determined by the Liquidator. The distribution of such remaining Assets of the Company to the Members shall be made subject to any Liens covering such Assets.

                 Section 11.03. Appointment of Liquidator. If the Board is unable or unwilling to act as the Liquidator, or if the Members elect to appoint a Liquidator other than the Board, the Members shall appoint a Liquidator to wind up the affairs and liquidate the Assets of the Company. Any such Liquidator shall have all of the powers necessary to perform all acts contemplated to be performed by the Liquidator under this Article XI and shall be compensated as agreed upon by the Liquidator and such Members.

                 Section 11.04. Certificate of Cancellation. On completion of the distribution of the Assets of the Company as contemplated by Section 11.05, the Board (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State, cancel any filings made pursuant to Section 2.04 and take such other actions as may be necessary to terminate the existence of the Company. Upon the effectiveness of the Certificate of Cancellation, the existence of the Company shall cease, except as may be otherwise provided by the Act or other applicable Law.

                 Section 11.05. Indemnification of the Liquidator. The Company shall indemnify, defend and hold harmless any Liquidator from and against all Claims, Liabilities and Losses which may be imposed on, incurred by or asserted against the Liquidator, arising out of or resulting from, directly or indirectly, the Liquidator taking any action authorized under this Article XI; provided, however, that the Company shall not be liable for any portion of any Claims, Liabilities or Losses resulting from (a) a matter entirely unrelated to the Liquidator's authority under this Agreement, (b) a material breach by the Liquidator of its obligations under this Agreement or (c) from the Liquidator's gross negligence, fraud or willful misconduct. The indemnification rights contained herein shall be cumulative of, and in addition to, any and all other rights, remedies and recourse to which the Liquidator shall be entitled at law or in equity.

                 Section 11.06. Indemnification for Dissolution. Each Member shall indemnify, defend and hold harmless the Company and the other Members and their respective present and former directors, officers, stockholders, employees and agents and their respective heirs, executors, personal representatives, administrators, successors and assigns (the "Indemnified Persons") from and against any and all Claims, Liabilities and Losses which may be imposed on, incurred by or asserted against any Indemnified Person, arising out of or resulting from, directly or indirectly, a dissolution of the Company arising out of a violation by any Member of the covenants set forth in Section 2.05 or Section 4.03.

                 Section 11.07. Capital Contributions to Restore Capital Accounts. Except as otherwise agreed by the Members in writing, in the event that the Capital Accounts of less than all of the Members have negative balances upon liquidation of the Company, or the Capital Account of any Member has a negative balance upon liquidation of such Member's Membership Interest, after giving effect to the allocations under Article VI, each such Member whose Capital Account has such a negative balance shall be obligated to make an additional Capital Contribution to the Company by the end of the fiscal year in which such liquidation occurs in an amount sufficient to eliminate the negative balance in its Capital Account; provided, however, that the additional Capital Contributions described in this Section 11.07 shall not be required where such requirement would destroy or infringe on the limited liability characteristic of a Member's Membership Interest. For purposes of this Section 11.07, the Company shall be deemed to liquidate on the date on which the Company ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its Liabilities and distributing any proceeds of the collection of its receivables to the Members).

                                  ARTICLE XII

                               General Provisions

                 Section 12.01. Notices. Any and all notices, requests or other communications hereunder shall be given in writing and delivered by (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid, (b) hand delivery, (c) facsimile or electronic transmission or (d) overnight courier service, to the Company at its principal office and to the Members at the addresses or numbers set forth on Exhibit B or at such other address or number as shall be designated by the Company or a Member in a notice to the Company and the Members given in accordance with this Section 12.01. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given, (i) in the case of a notice sent by regular mail, on the date actually received by the addressee, (ii) in the case of a notice sent by registered or certified mail, on the date receipted for (or refused) on the return receipt, (iv) in the case of a notice delivered by hand, when personally delivered, (iv) in the case of a notice sent by facsimile or electronic transmission, upon transmission subject to telephone confirmation of receipt, and (v) in the case of a notice sent by overnight mail or overnight courier service, the date delivered at the designated address, in each case given or addressed as aforesaid.

                 Section 12.02. Counterparts. This Agreement may be executed by the Members in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement. No Member shall become bound by this Agreement or any other document or instrument executed by counterpart until all Members have affixed their respective signatures hereto.

                 Section 12.03. Benefit and Burden. (a) This Agreement shall inure to the benefit of, and shall be binding upon, the Company and the Members and their respective successors and permitted assigns.

                 (b) Anything herein or elsewhere to the contrary notwithstanding, in no event shall any director, officer, stockholder, employee, agent, advisor or other representative of any of the Members (past, present or future) have any personal liability (whether at law or in equity) under this Agreement or on account of any actions taken or omitted in connection therewith, it being specifically understood and agreed that only the Members and their respective successors and permitted assigns shall be subject to any such personal liability.

                 Section 12.04. No Third Party Rights. Except as otherwise provided in Sections 11.06 and 12.03, nothing in this Agreement shall be deemed to create any right in any creditor or other Person not a party hereto (other than the Liquidator) and this Agreement shall not be construed in any respect to be a Contract in whole or in part for the benefit of any other third party.

                 Section 12.05. Amendments and Waiver. No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the Members. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the Member against whom that waiver is sought to be enforced. No failure or delay on the part of any Member in exercising any right, power or privilege hereunder, and no course of dealing between or among the Members, shall operate as a waiver of any right, power or privilege hereunder. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No notice to or demand on any Member in any case shall entitle such Member to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Member to any other or further action in any circumstances without notice or demand.

                 Section 12.06. Assignments. Except in connection with an assignment of all or any portion of a Member's Membership Interest in compliance with Section 4.05(b) or Article X, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Member without the prior written consent of the other Members and any attempt to do so shall be null and void; provided, however, that no assignment, Transfer or other conveyance by any Member of any of its rights, interests or obligations hereunder shall relieve such Member of its obligations under this Agreement unless the other Members expressly agree otherwise in writing.

                 Section 12.07. Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Members agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.

                 Section 12.08. Remedies. The Members agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof would cause irreparable injury in an amount which would be very difficult to estimate or determine and for which any remedy at law would be inadequate. As such, the Members agree that if any Member fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder, then the other Members shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other Contract or at law or in equity and to which such Member might be entitled.

                 Section 12.09. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE MEMBERS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                 Section 12.10. Expenses. Except as otherwise expressly provided in this Agreement, each of the Members shall pay its own expenses incident to this Agreement, including all legal and accounting fees and disbursements.

                 Section 12.11. Dispute Resolution. (a) In the event that the Members, using commercially reasonable efforts, fail to resolve any dispute arising out of:

         (i)     the interpretation of this Agreement;

         (ii) the entering into or amendment or termination of any Contact between the Company and any other Person which (A) is not a part of the Annual Business Plan for the fiscal year of the Company in which such action is taken and (B) is reasonably expected under then current market prices and conditions to involve more than $1,000,000 in the aggregate; or

         (iii) any change in the price at which acrylonitrile is purchased or sold by the Company which is not a part of the Annual Business Plan for the fiscal year of the Company in which such change is to take effect, within 30 days after the date on which such dispute arises, such dispute or matter shall be resolved in accordance with this Section 12.11.

                 (b) Each of the Members which is a party to such dispute shall promptly, but in any event within ten days after the expiration of such 30-day period, advise their respective CEOs of such dispute and submit such dispute to their respective CEOs for resolution. In the event that the CEOs of such Members fail to resolve such dispute within 30 days after such dispute has been submitted to them for resolution, such dispute shall be settled by binding arbitration pursuant to Section 12.11(c).

                 (c) In the event that the CEOs of the Members which are a party to a dispute fail to resolve such dispute under Section 12.11(b), each of such Members shall set forth their respective positions with regard to the issue in dispute in writing and resolution of the issue shall be determined by arbitration, with one arbitrator appointed by each of the Members which is a party to such dispute and an additional arbitrator appointed by the arbitrators appointed by such Members. If such arbitrators cannot agree on the appointment of the additional arbitrator, then such arbitrator shall be a partner in one of the "Big Six" accounting firms (which is not employed by any of the Members or any of their respective Affiliates) appointed by the Midwest Regional Director of the American Arbitration Association. The arbitration shall be conducted in Chicago, Illinois pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Members agree that the determination of the arbitrators will be final and binding. Judgment upon the arbitrators' award may be entered in any court having jurisdiction thereof. Each of the Members shall bear the costs of their respective arbitrators and their related expenses, and the costs of the additional arbitrator and his or her related expenses, as well as all other costs of the arbitration, shall be paid equally by the Members or as the arbitrators may otherwise determine. During the arbitration, the Members shall continue to perform their obligations under this Agreement with the exception of those under arbitration.

                 Section 12.12. Agreement to Perform Actions Under Joint Venture Agreement. Each of the Members, by its execution of this Agreement, acknowledges and agrees that the Company shall be bound by and perform all covenants and actions contemplated to be performed by the Company under the Joint Venture Agreement.

                 Section 12.13. Entire Agreement. This Agreement, ***, the Joint Venture Agreement and the Production Agreement set forth all of the promises, agreements, conditions, understandings, warranties and representations between or among the Members with respect to the matters contemplated hereby and thereby, and supersede all prior agreements, arrangements and understandings between or among any of the Members, whether written, oral or otherwise. In the event of any conflict between any provision of this Agreement and any provision of the Joint Venture Agreement, the provisions of the Joint Venture Agreement shall control. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between or among any of the Members concerning the subject matter hereof or thereof except as set forth herein or therein.

                 EXECUTED to be effective as of the date and year first above written.


         STERLING CHEMICALS, INC.



         By:
             Frank P. Diassi, Chairman of the Board


         BP CHEMICALS INC.



         By:
             Gary C. Greve, President

                                   EXHIBIT A

                     Countries Excluded From the Territory

                                      ***

                                   EXHIBIT B

                       Members and Capital Contributions

--------------------------------------------------------------------------------------------------------------------------
           MEMBER                        ADDRESS                PERCENTAGE        CAPITAL CONTRIBUTION          AGREED
                                                                 INTEREST                                       VALUE
--------------------------------------------------------------------------------------------------------------------------
  Sterling Chemicals, Inc.    1200 Smith, Suite 1900               ***        The Assigned Assets (as
                              Houston, Texas  77002                           defined in that certain
                              Attention: Paul Rostek                          Assignment and Assumption
                              Facsimile: (713) 654-9591                       Agreement dated effective as
                              Telephone: (713) 654-9551                       of midnight on March 31, 1998
                              E-Mail: PRostek@                                between the Company and
                                                                              Sterling) and the rights
                              Sterlingchemicals.com                           granted to the Company by
                                                                              Sterling pursuant to that
                                                                              certain Joint Venture
                                                                              Agreement dated as of March
                                                                              31, 1998 between Sterling and
                                                                              BP.
--------------------------------------------------------------------------------------------------------------------------
  BP Chemicals Inc.           4440 Warrensville Road               ***        The Assigned Assets (as
                              Cleveland, Ohio  44128-2837                     defined in that certain
                              Attention: Vice President                       Assignment and Assumption
                                                Marketing                     Agreement dated effective as
                              Facsimile: (216) 586-3838                       of midnight on March 31, 1998
                              Telephone: (216) _________                      between the Company and BP)
                              E-Mail: smithdb@bp.com                          and the rights granted to the
                                                                              Company by BP pursuant to
                                                                              that certain Joint Venture
                                                                              Agreement dated as of March
                                                                              31, 1998 between Sterling and
                                                                              BP.
--------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT C

                           Certificate of Formation



                                  (Attached)

                                   EXHIBIT D
                        PRICE AND VOLUME RECONCILIATION

                                      ***

                                   EXHIBIT E

                           SUPPORT SERVICE AGREEMENT

                                      ***

                           SUPPORT SERVICE SCHEDULE

1998 PLAN      EXPORT SHARE      BP DIRECT     OTHER      ANEXCO     STERLING        BP
               VOLUME BASE        EFFORT       COSTS       COST       SHARE         SHARE




                                      ***





                                      -2-